UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GASCO ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

GASCO ENERGY, INC.
8 INVERNESS DRIVE EAST SUITE 100
ENGLEWOOD, CO 80112

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JULY 20, 2011

To the Stockholders:

The 2011 Annual Meeting of the Stockholders of Gasco Energy, Inc., a Nevada corporation (“Gasco”), will be held on Wednesday, July 20, 2011 at 9:00 a.m., Mountain Daylight Time, at The Denver Athletic Club located at 1325 Glenarm Place, Denver, Colorado, 80204. At the Annual Meeting we will consider and vote upon the following matters:

1.               The election of six directors to serve on the Board of Directors until the 2012 Annual Meeting of Stockholders;

2.               A non-binding advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in the 2011 Annual Meeting Proxy Statement (the “Proxy Statement”) accompanying this Notice, including in “Compensation Discussion and Analysis” and the tabular and narrative disclosure regarding such compensation located elsewhere in the Proxy Statement, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (the “SEC”);

3.               A non-binding advisory vote on the frequency (every one, two or three years) with which stockholders shall be entitled to have an advisory vote on the compensation of our Named Executive Officers;

4.               The approval of the Gasco Energy, Inc. 2011 Long-Term Incentive Plan;

5.               The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Gasco for the fiscal year ending December 31, 2011; and

6.               The consideration and transaction of such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

The specific details of the above listed matters are set forth in the Proxy Statement. Additionally, the Company will report on our business and financial performance for the year ended December 31, 2010, as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 that was filed with the SEC, a copy of which is included in the 2010 Annual Report to Stockholders (the “2010 Annual Report”) that is part of these proxy materials.

If you were a stockholder at the close of business on May 23, 2011, the record date for the Annual Meeting, you are entitled to receive notice of and to vote on the above listed matters at the Annual Meeting or any adjournment(s) or postponements(s) thereof. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. A list of stockholders will be available and may be inspected during normal business hours for a period of at least 10 days prior to the annual meeting at the Company’s offices at 8 Inverness Drive East, Suite 100, Englewood, Colorado 80112. The list of stockholders will also be available for your review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the forgoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
ON WEDNESDAY, JULY 20, 2011

In accordance with the rules promulgated by the SEC, Gasco is providing access to its proxy materials, including the Proxy Statement and the 2010 Annual Report, over the Internet at www.gascoenergy.com. In accordance with the rules promulgated by the SEC, beginning on or about June 10, 2011, Gasco made its proxy materials available to its stockholders over the Internet and mailed a Notice of Internet Availability of Proxy Materials to its stockholders containing instructions for accessing the proxy materials online, as well as for voting (including electronically via the Internet) and for requesting a printed copy of the proxy materials.

As a stockholder, your vote is very important regardless of the number of shares of Common Stock that you own. Shares cannot be voted at the meeting unless the owner is present to vote or is represented by proxy. The Board strongly encourages you to exercise your right to vote by submitting a properly completed proxy whether or not you plan to attend the Annual Meeting in person so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Stockholders are cordially invited to attend the Annual Meeting in person; however, you do not need to attend in person to vote. Whether or not you plan to be present at the meeting, we urge you to review the proxy materials carefully and to vote by telephone or Internet as promptly as possible. Alternatively, you may request a proxy card, which you may complete, sign and return by mail.  The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

/s/ W. King Grant
W. King Grant
President and Chief Executive Officer

June 10, 2011

ii

Proxy Statement for the Annual Meeting of Stockholders To Be Held on Wednesday, July 20, 2011	1

General Information	1

Quorum, Shares Outstanding and Voting Rights	2

Proposal One: Election of Directors	6

Director Nominees for Election at the Annual Meeting	7

Our Executive Officers	10

Security Ownership of Certain Beneficial Owners and Management	12

Section 16(a) Beneficial Ownership Reporting Compliance	14

Corporate Governance	14

Information About The Board of Directors and Committees	15

Report of the Audit Committee	16

Certain Relationships and Related Person Transactions	20

Compensation Committee Interlocks and Insider Participation	23

Compensation Discussion and Analysis	23

Report of the Compensation Committee	32

Performance Chart	46

Proposal Two: Non-Binding Advisory Vote to Approve the Compensation of the Named Executive Officers, as Disclosed in this Proxy Statement Pursuant to the Compensation Disclosure Rules of the SEC	47

Proposal Three: Non-Binding Advisory Vote on the Frequency of Stockholder Advisory Votes on Executive Compensation	49

Proposal Four: Approval of the Gasco Energy, Inc. Long-Term Incentive Plan	50

Proposal Five: Ratification of Appointment of KPMG LLP as Independent Auditors for the Fiscal Year Ending December 31, 2011	62

Audit Fees Summary	63

Other Matters	63

Stockholder Proposals and Nominations for the 2012 Annual Meeting	63

Stockholder Proposals and Nominations for the 2011 Annual Meeting	65

iii

GASCO ENERGY, INC.
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JULY 20, 2011

GENERAL INFORMATION

This Proxy Statement contains information about the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Gasco Energy, Inc. (“Gasco,” the “Company,” “we,” “our” or “us”) to be held at the Denver Athletic Club, 1325 Glenarm Place, Denver, Colorado 80204, on Wednesday, July 20, 2011 at 9:00 a.m., Mountain Daylight Time, or at any adjournment(s) or postponement(s) thereof. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) for use at the Annual Meeting. The matters to be acted on at the Annual Meeting are set forth below and in the accompanying Notice and are explained in more detail elsewhere in this Proxy Statement.

The Board unanimously recommends a vote “FOR” each of the following proposals:

1.               Election to the Board of the six nominees for director listed named in this Proxy Statement (Proposal One — Item A, #1 on Proxy Card);

2.               Approval on a non-binding advisory basis of the compensation of the Company’s Named Executive Officers, as described in this Proxy Statement, including in “Compensation Discussion and Analysis” and the tabular and narrative disclosure of such compensation located elsewhere in the Proxy Statement, pursuant to the compensation disclosure rules of the SEC (Proposal Two — Item A, #2 on Proxy Card);

3.               Approval on a non-binding advisory basis of a frequency of every (one) year for future stockholder advisory votes on executive compensation (Proposal Three — Item A, #3 on Proxy Card);

4.               Approval of the Gasco Energy, Inc.  2011 Long-Term Incentive Plan (Proposal Four — Item A, #4 on Proxy Card); and

5.               Ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011 (Proposal Five — Item A, #5 on Proxy Card).

We will consider any other matters properly presented at the meeting or any adjournment(s) or postponement(s) thereof. Additionally, we will report on Gasco’s business and financial performance for the year ended December 31, 2010, as set forth in our Annual Report on Form 10-K for the year ended December 31, 2010 that was filed with the SEC, a copy of which is included in the 2010 Annual Report to Stockholders (the “2010 Annual Report”) that is part of these proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on Wednesday, July 20, 2011

In accordance with the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), beginning on or about June 10, 2011, we made our proxy materials (including this Proxy Statement, our 2010 Annual Report, and a form of proxy) available to our stockholders over the Internet at www.gascoenergy.com and mailed a “Notice of Internet Availability of Proxy Materials” to our

stockholders informing them that the proxy materials are available on the Internet with instructions for accessing the materials, as well as instructions for voting (including electronically via the Internet) and for requesting a printed copy of the proxy materials.

The cost of this solicitation of proxies is being borne by us. Solicitations will be made only by the use of mail, except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, email or facsimile, without being paid additional compensation for such services.  Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of our Common Stock and to request authority for the execution of proxies, and we will reimburse them for their reasonable expenses incurred in doing so.

QUORUM, SHARES OUTSTANDING AND VOTING RIGHTS

A quorum of stockholders is necessary for a valid meeting. The required quorum for the transaction of business at the Annual Meeting is the presence of a majority of the total outstanding shares of Common Stock entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and broker non-votes, which are explained in more detail below, will be counted for the purpose of determining the presence of a quorum.

The Board has fixed the close of business on May 23, 2011 as the “Record Date” for the purpose of determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting.  At the close of business on the Record Date there were 127,017,415 shares of Common Stock outstanding. Each share of Common Stock that you own on the Record Date entitles you to cast one vote on each matter that is properly brought before the Annual Meeting.

As a stockholder, your vote is very important. Shares cannot be voted at the Annual Meeting unless the owner is present to vote or is represented by proxy. Please note that most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares.

Whether or not you plan to be present at the meeting, we urge you to review the proxy materials carefully and to submit your proxy as promptly as possible so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The giving of a proxy will not affect your right to vote in person, should you later decide to attend the meeting. Stockholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•                  In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote. Please note that if you are a street name stockholder, you may only vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting).

•                  By Internet. You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available on June 10, 2011. Street name stockholders should consult the voting form or other information sent to you by your bank, broker or other nominee to determine whether you may submit a proxy over the Internet.

•                  By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available on June 10, 2011.  Street name stockholders should consult the voting form or other information sent to you by your bank, broker or other nominee to determine whether you may submit a proxy by telephone.

•                  By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by: (a) submitting written notice of revocation or another proxy with new voting instructions to our Corporate Secretary at our registered office at any time up to and including the last business day preceding the day of the Annual Meeting, (b) submitting another proxy with new voting instructions via the telephone or the Internet voting systems at a later date, (c) submitting written notice of revocation or another proxy with new voting instructions to the chairperson of the Annual Meeting on the day of the Annual Meeting, (d) voting in person at the Annual Meeting or (e) in any other manner permitted by law. Attendance at the Annual Meeting will not, by itself, revoke your proxy. If you hold your shares in street name and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

All shares represented by valid proxies will be voted in accordance therewith at the Annual Meeting. If no direction is made, validly executed and returned proxies will be voted as the Board recommends (1) FOR the election of each of the director nominees named, (2) FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers, (3) FOR the approval, on a non-binding advisory basis, a frequency of every (one) year for future stockholder advisory votes on executive compensation, (4) FOR approval of the Gasco Energy, Inc. 2011 Long-Term Incentive Plan, (5) FOR ratification of the appointment of KPMG as our independent auditor for the fiscal year ending December 31, 2011 and (6) in the discretion of the proxy holder with respect to any other matters properly brought before the Annual Meeting.

If you hold your shares in street name, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority. There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares or the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to the election of directors, the non-binding advisory vote on executive compensation, the non-binding advisory vote on the frequency of executive compensation advisory votes, and approval of the 2011 Long Term Incentive Plan, and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to ratification of the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2011 in the discretion of the record holder. Please instruct your bank or broker so your vote can be counted.

The following sets forth the vote required to elect the directors and approve each of the proposals discussed in this Proxy Statement:

1.               Election of Directors (Proposal One — Item A, #1 on Proxy Card): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of our Common Stock, present in person or represented by proxy at the Annual Meeting and voting on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. However, a stockholder may not vote part of his shares in favor of a nominee and refrain from voting or vote the remaining shares against such nominee, if the stockholder fails to specify the number of shares that the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

2.               Non-Binding Advisory Vote on Executive Compensation (Proposal Two — Item A, #2 on Proxy Card): Approval of this proposal requires the affirmative vote of the holders of a majority of the votes of our Common Stock present in person or represented by proxy at the Annual Meeting and voting on the proposal. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of these votes. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

3.               Non-Binding Advisory Vote on the Frequency of Executive Compensation Advisory Votes (Proposal Three — Item A, #3 on Proxy Card): Approval of this proposal requires the affirmative vote of the holders of a majority of the votes of our Common Stock present in person or represented by proxy at the Annual Meeting and voting on the proposal. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of this vote. However, because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. While this vote is required by law, it will neither be binding on our company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Board. However, the Board will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our proxy statements for future annual meetings.

4.               Approval of the Gasco Energy, Inc. 2011 Long-Term Incentive Plan (Proposal Four — Item A, #4 on Proxy Card): Approval of this proposal requires the affirmative vote of the holders of a majority of the votes of our Common Stock present in person or represented by proxy at the

Annual Meeting and voting on the proposal. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of these votes.

5.               Ratification of the Appointment of KPMG LLP (Proposal Five — Item A, #5 on Proxy Card): Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of the holders of a majority of the votes of our Common Stock present in person or represented by proxy at the Annual Meeting and voting on the proposal. An abstention is not treated as a vote cast and therefore will not have an impact on the outcome of the vote or the proposal.

PROPOSAL ONE: ELECTION OF DIRECTORS

(Item A, #1 on Proxy Card)

The Board currently consists of eight directors.  Our Bylaws provide that directors are elected annually for one-year terms and that the number of authorized directors shall be determined and set from time to time by the then existing Board.  Based on recommendations from the Nominating Committee, the Board has nominated for re-election to the Board, the six persons listed below to serve for one-year terms until the 2012 Annual Meeting and their successors are elected and qualified or until their earlier resignation or removal. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected.

Two of our current directors, Mr. Marc A. Bruner and Mr. Carmen J. (Tony) Lotito, each of whose one-year term as a member of the Board will expire as of the 2011 Annual Meeting, were not, in accordance with the recommendation by the Nominating Committee, nominated for re-election.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2011 (the “Form 8-K”), the Board of Directors of the Company created a Special Committee to investigate certain allegations made in a letter dated March 20, 2011 (the “March Letter”) by Marc A. Bruner and Carmen J. Lotito, against the Chairman of the Board, Charles B. Crowell.  In addition, in response to a series of emails sent to the Board by Mr. Lotito in March and April 2011, the Audit Committee of the Board undertook a review of the allegations made therein with respect to the Company’s financial statements and internal control over financial reporting, in each case in connection with certain of the Company’s leases in Nevada.  As previously disclosed in the Form 8-K, the Special Committee has concluded its investigation and determined that the allegations in the March Letter are without merit, and the Audit Committee has completed its review and has determined that no further action is necessary.  The Company shared all of the foregoing correspondence and findings with the Audit Committee and the Company’s outside auditors, KPMG, and allowed Mr. Lotito to address KPMG and the Audit Committee.

You may inspect and copy the Form 8-K at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the Form 8-K at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.  The Form 8-K is also available to the public through the SEC’s website at http://www.sec.gov.

Stockholders may not cumulate their votes in the election of our directors. Although the Board does not contemplate that any of the director nominees will refuse or be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the accompanying proxy will vote for the election of such other person(s) as may be nominated by the Board, or the Board may reduce its size.

We have provided information below, as of the date of this Proxy Statement, about our director nominees, all of whom are incumbent directors, including their names, ages, positions with us, years of service as a director on the Board, business experience and service on other boards of directors, including any other directorships held during the past five years. In addition, we have included information about each director nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as a director, in light of our business and corporate structure.

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT

DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Name	Positions with Gasco	Age as of 5/20/11
Charles B. Crowell	Chairman of the Board since 2010 and Vice Chairman since 2002	68
Richard J. Burgess	Director since 2003	80
Steven D. (Dean) Furbush	Director since 2010	52
W. King Grant	Director since 2010; Chief Executive Officer and President	47
Richard S. Langdon	Director since 2003	60
John A. Schmit	Director since 2003	43

The Board believes that each of the above director nominees is highly qualified to serve as a member of the Board and has concluded that such individuals should continue to serve on the Board. Additionally, the Board has determined that each of the directors, other than W. King Grant, is independent within the meaning of the NYSE Amex listing standards and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

The following sets forth certain information concerning each of our director nominees:

Charles B. Crowell. Mr. Crowell has served as Chairman of the Board since September 2010, prior to which he served as Vice Chairman of the Board since July 2002. He has served as a director and member of the Executive Committee since July 2002, as a member of the Audit Committee from July 2002 through January 27, 2010, and as a member of the Compensation and Nominating Committees since April 2006 (other than from January 27, 2010 to January 1, 2011 during which time he served as interim Chief Executive Officer). Effective January 27, 2010, Mr. Crowell was appointed to be our interim Chief Executive Officer (upon the resignation of our former President and Chief Executive Officer) and terminated his memberships on the Compensation, Audit and Nominating Committees.  Effective January 1, 2011 Mr. Crowell resigned from his position as interim Chief Executive Officer and was re-appointed to the Compensation and Nominating Committees. Mr. Crowell served as the President and Chief Executive Officer of PetroHunter Energy Corporation from July 2007 to May 2009 and as a director of PetroHunter from February 2007 to May 2009.  Since 1993, Mr. Crowell has also been a practicing attorney and a consultant to oil and gas companies. He was also a senior member of Crowell & Bishop, PLLC, Attorneys from November 1995 through June 1998 and a manager of Enigma Engineering Company, LLC from September 1996 until June 2000. Mr. Crowell has held several positions at Triton Energy Corporation, including Executive Vice President — Administration from November 1991 to May 1993, Senior Vice President and General Counsel from August 1989 to October 1991 and Vice President and General Counsel from November 1981 to July 1989.  Mr. Crowell served as a director of Derek Oil & Gas Corporation from March 2007 to November 2010.  He has also held public directorships at Comanche Energy, Inc. from June 1999 to February 2001, Arakis Energy Corporation from June 1997 to October 1998, Aero Services International, Inc. from December 1989 to May 1993 (where he was Chairman of the Board from August 1990 to December 1992) and Triton Europe, plc from October 1989 to May 1993.  Mr. Crowell holds a B.A. from John Hopkins University and a J.D. from the University of Arkansas.  He was admitted to the practice of law in Texas in 1974.

Mr. Crowell was chosen as a director nominee due to his significant knowledge of and experience with our Company as a result of his long tenure as a member of the Board and his prior position as our interim Chief Executive Officer.  He has proven management skills, extensive knowledge of the oil and gas industry and well-developed relationships with chief executives and other senior management of oil and gas companies and oilfield service companies throughout the United States.

Richard J. Burgess.  Mr. Burgess has served as a director and member of the Compensation Committee since May 2003. Effective January 2010, Mr. Burgess became a member of the Audit and Nominating Committees. Mr. Burgess is currently retired. Mr. Burgess served as President and Chief Executive Officer of NOMECO Oil and Gas Co. from 1981 until his retirement in 1994. NOMECO later became known as CMS Oil and Gas Company, now a wholly owned subsidiary of CMS Energy Corporation, a NYSE listed company. Mr. Burgess has held various positions in the oil and gas industry since 1954. He currently serves on the board of directors of Michigan Oil and Gas Association and formerly served on the board of directors of ROC Oil Company, Miller Exploration, Seagull Energy, Command Petroleum and Sydney Oil Company. Mr. Burgess has also been involved with the American Association of Petroleum Geologists, Independent Petroleum Association of America, Ontario Petroleum Institute and Potential Gas Committee in various capacities. Mr. Burgess holds a B.S. (honors) in Geology from the University of Manitoba.

Mr. Burgess was chosen as a director nominee because of his significant experience with the oil and gas industry and keen understanding of various corporate governance matters that he has attained through his service as an executive officer at other public companies and as a director on other public company boards.

Steven D. (Dean) Furbush. Mr. Furbush has served as a director since June 2010.  In September 2010 he joined the Audit, Compensation and Nominating Committees. He is currently the President of College Summit, a position he has held since July 2007 after spending six months working with the organization to redesign key business systems. Previously, Mr. Furbush served as Chief Executive Officer of FreshDirect from 2003 to 2006, after he was initially hired as Chief Operating Officer in 2003. He served in the positions of Chief Economist and then Executive Vice President of NASDAQ Transaction Services at the NASDAQ Stock Market from 1995 to 2003. Prior to joining the NASDAQ, Mr. Furbush was Senior Economist at Economists Incorporated, from October 1990 to June 1995. He served as Economic Advisor to the Chairman, of the Commodity Futures Trading Commission, from October 1989 to August 1990, and Financial Economist at the SEC, Office of Economic Analysis, from June 1987 to October 1989. Mr. Furbush has also held teaching positions at Virginia Polytechnic Institute and the University of Maryland. From June 1985 to September 1986, and again in January 1987, he was a consultant and junior staff economist in the Executive Office of the President of the United States, Council of Economic Advisers. Mr. Furbush was a research associate at the Center for Naval Analyses, Marine Corps Operations & Analysis Group, from October 1982 to June 1985. He received a B.A. in Economics from the University of Washington, and an M.A. and Ph.D. in Economics from the University of Maryland.

Mr. Furbush has been nominated for re-election because of his significant managerial and organizational experience as well as his financial knowledge which will enhance the Board’s perspective as we pursue our future goals. Mr. Furbush was initially recommended to the Board and was appointed to serve as a director in June 2010, until the 2010 Annual Meeting of Stockholders or the earlier of his death, resignation or removal, pursuant to that certain Investor Rights Agreement dated June 25, 2010 that the Company entered into with CNH CA Master Account, L.P. and AQR Absolute Return Master Account, L.P., in connection with the Company’s convertible debenture exchange transaction. Mr. Furbush was then nominated by the Board to stand for re-election and was successfully elected by our stockholders at our 2010 Annual Meeting of Stockholders.

W. King Grant.  Mr. Grant served as our Chief Financial Officer and Executive Vice President from July 2001 through December 2009 and as a director from July 2001 until March 2003. In January 2010, Mr. Grant was promoted to President while maintaining his position Chief Financial Officer, and in September 2010, he began serving as a director. Effective January 1, 2011, Mr. Grant was promoted to Chief Executive Officer and he continues to serve as a director. Prior to joining us, Mr. Grant served as Executive Vice President and Chief Financial Officer for KEH.com, a catalog/Internet retailer of new and used camera equipment, from November 1999 to May 2001. From February 1997 to March 1999, Mr.

Grant was a Senior Vice President in the Natural Resources Group of ING Baring, LLC where he was responsible for providing financing and advisory services to mid-cap and smaller energy companies.  For the previous eleven years, Mr. Grant held several positions at Chase Manhattan Bank and its affiliates, most recently as a Vice President in the Oil & Gas group.  Mr. Grant holds a B.S.E. in Chemical Engineering from Princeton University and an MBA from the Wharton School at the University of Pennsylvania.

Mr. Grant was chosen as a director nominee due to his position as our Chief Executive Officer and to his extensive management and business skills and significant knowledge of the oil and gas industry. Mr. Grant’s vast experience with financial and various corporate governance matters provides valuable insight to our operations.   Mr. Grant actively participates in all facets of our business and has a significant impact on both our business strategy and daily operations.

Richard S. Langdon. Mr. Langdon has served as a director and a member of the Audit Committee since March 2003 and as a member of the Nominating Committee since April 2006. In January 2010, Mr. Langdon was appointed Chairman of both the Audit and the Nominating Committees and a member of the Compensation Committee. Mr. Langdon has been the President and Chief Executive Officer of Matris Exploration Company, LP, a privately held exploration and production limited partnership active in California, since 2003 and the President and Chief Executive Officer of Sigma Energy Ventures, LLC, a privately held exploration and production limited liability company exploration and production activities in the Texas Gulf Coast, since December 2007. From 1997 until December 2002, Mr. Langdon also served as Executive Vice President and Chief Financial Officer of EEX Corporation, a NYSE listed exploration and production company acquired by Newfield Exploration in late 2002. Prior to joining EEX Corporation, Mr. Langdon was an oil and gas consultant from August 1996 to March 1997. He has also held various positions with the Pennzoil Companies since 1991, including Executive Vice President — International Marketing (Pennzoil Products Company) from June 1996 to August 1996, Senior Vice President — Business Development & Shared Services (Pennzoil Company) from January 1996 to June 1996, and Senior Vice President — Commercial & Control (Pennzoil Exploration & Production Company) from December 1991 to December 1995. Mr. Langdon is currently a member of the board of directors of Constellation Energy Partners LLC, a public limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets. Mr. Langdon holds a B.S. in Mechanical Engineering and a M.B.A. from the University of Texas at Austin.

Mr. Langdon was chosen as a director nominee because of his extensive knowledge of the oil and gas industry and experience in managing oil and gas assets, as well as his extensive network of relationships with chief executives and other senior management of oil and gas companies and oilfield service companies throughout the United States.

John A. Schmit. Mr. Schmit has served as a director since October 2003, as a member of the Compensation Committee since December 2004, as a member of the Executive Committee since January 2005, and as a member of the Audit and Nominating Committees since January 2010. In January 2010, Mr. Schmit was appointed chairman of the Compensation Committee. Mr. Schmit is currently a portfolio manager at Frontier Investment Management Company where he also serves on the firm’s Investment Committee, a position he has held since May 2008. From September 2007 until May 2008 Mr. Schmit was the principal of SSD Capital, a private investment firm. From February 2005 until September 2007, Mr. Schmit was a Manager of Crestview Capital Partners, LLC, a hedge fund specializing in private placements for small public companies. Prior to joining Crestview, Mr. Schmit served as Vice President of Investments for RENN Capital Group, Inc., a registered investment advisor based in Dallas, Texas, where he was a portfolio manager of closed-end funds from May 1997 through December 2004.  From September 1992 to September 1994, he practiced law with the law firm of Gibson, Ochsner & Adkins, in Amarillo, Texas. Mr. Schmit holds a B.B.A. in Finance from Texas Christian University, a J.D. from the

University of Oklahoma College of Law and an L.L.M. in International and Comparative Law from The Georgetown University Law Center.

Mr. Schmit was chosen as a director nominee because of his significant finance and stock market experience, which provides an invaluable perspective in the Board’s oversight of our execution of our long-term business strategy.

OUR EXECUTIVE OFFICERS

The following sets forth certain information concerning each of our executive officers:

Name	Positions with Gasco	Age as of 5/20/11
W. King Grant *	President, Chief Executive Officer and Director	47
Michael K. Decker	Executive Vice President and Chief Operating Officer	56
Peggy A. Herald	Vice President of Accounting and Administration, Chief Accounting Officer and Treasurer	53
Charles H. Wilson	Vice President of Engineering and Operations	54
Camille A. Gerard	Corporate Secretary and Controller	47

* For a description of the business background and other information concerning Mr. Grant, see “Director Nominees for Election at the Annual Meeting” herein.

Michael K. Decker.  Mr. Decker has served as our Executive Vice President and Chief Operating Officer since July 2001 and also served as a director from July 2001 until October 2003. Mr. Decker has over thirty-four years of oil and gas exploration, development, operations and mergers and acquisitions experience. He founded and served as the President of Black Diamond Energy, LLC from August 1999 until July 2001. From 1990 to August 1999 Mr. Decker served as the Vice President of Exploitation of Prima Energy Corporation, a NASDAQ traded oil and gas company. From 1988 to 1990, he was employed by Bonneville Fuels Corporation as a Senior Geologist and by Tenneco Exploration and Production Company as a Senior Project Geological Engineer from 1977 to 1988. Mr. Decker is currently on the board of the Potential Gas Committee, an independent natural gas resource assessment organization, and previously served as chairman. He holds a B.S. in Geological Engineering from the Colorado School of Mines.

Peggy A. Herald. Ms. Herald joined Gasco in January 2002 as Controller and was promoted to Chief Accounting Officer in May 2006, Vice President in May 2007, Treasurer in June 2009 and Vice President of Accounting and Administration in June 2010. From June 1990 until December 2001 she served as the Financial Reporting Manager for Hallwood Energy Corporation, a NASDAQ traded oil and gas company, where she managed the financial reporting process for several publicly traded oil and gas corporations and limited partnerships. From January 1987 until June 1990, Ms. Herald was employed by Deloitte & Touche LLP and from September 1984 through December 1986 she was employed by KPMG LLP. Ms. Herald has over twenty years of experience in the oil and gas industry and holds a BS degree in Accounting from Regis University.

Charles H. Wilson.  Mr. Wilson joined Gasco in 2006 as Drilling Manager, and was promoted to Vice President of Engineering and Operations in 2010. From 2003 through 2006, he was the U.S. Onshore Drilling Manager for Denver-based Forest Oil Company, a NYSE-listed exploration and production company.  Mr. Wilson has thirty years of experience in the oil and gas industry ranging from drilling, completion and production operations to surface equipment installations.  Since 1990, Mr. Wilson has been focused primarily on drilling operations covering Utah, Wyoming, North Dakota, Montana, California, Nevada, New Mexico, Texas, Louisiana, Mississippi and five years in the international arena.  His experience complements the Management and Technical teams in place at Gasco.  He holds a BS degree in Petroleum Engineering from the University of Wyoming and in addition has held several positions within the Society of SPE and AADE.

Camille A. Gerard.  Ms. Gerard joined Gasco in May 2008 as our Controller and in June 2010 was promoted to Corporate Secretary. Ms. Gerard has over twenty years of energy industry and consulting experience in internal auditing, e-marketing, and commodity management, including transportation and marketing of natural gas and pulp and paper.  From May 2005 through May 2008, Ms. Gerard was the founder of Risk Management Consulting, LLC, a Denver-based company that performed Sarbanes-Oxley reviews for such companies as Gasco Energy, EKS&H, and St. Mary Land and Exploration.  Ms. Gerard has also worked in natural gas marketing with Xcel Energy, pulp and paper trading with Enron Industrial Markets, launching and managing marketing support for a start-up trading website for Enron Net Works, and Marketing Support for Northern Natural Gas.  She holds a Bachelor of Science in Geology from the University of Louisiana at Lafayette and MBA with a specialization in Internal Auditing from Louisiana State University.  She is a Certified Internal Auditor and Certified Public Accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of May 20, 2011 by: (i) any individual, partnership or corporation that is known to us, solely by reason of our examination of Schedule 13D and 13G filings made with the SEC, to be the beneficial owner of more than 5% of each class of our shares issued and outstanding, (ii) each of our directors and Named Executive Officers (as such term is defined below) and (iii) all of our current directors and executive officers as a group.

As of May 20, 2011, we had duly authorized capital stock consisting of 605,000,000 shares of all classes of stock, of which (A) 600,000,000 shares are Common Stock, of which, (i) 127,017,415 shares were issued and outstanding, (ii) 73,700 shares were held in treasury, (iii) 10,797,143 shares were issuable upon exercise of outstanding options, (iv) 197,450 shares were reserved for issuance under our 2003 Restricted Stock Plan, (v) 100,000 and 75,280,000 shares were reserved for issuance upon conversion of our standing 5.5% Convertible Senior Notes due 2011 (the “2011 Notes”) and the 5.5% Convertible Senior Notes due 2015 (the “2015 Notes”) (including any Series C Convertible Preferred Stock (“Series C Preferred Stock”) that may be issued upon conversion of the 2015 Notes), respectively, and (vi) 31,833,340 shares were reserved for issuance upon conversion of our Series C Preferred Stock; (B) 5,000,000 shares are Preferred Stock, par value $0.001 per share (“Preferred Stock”), of which as of such date, (i) 20,000 shares were designated as Series B Convertible Preferred Stock (“Series B Preferred Stock”), of which none were issued and (ii) 2,000,000 shares were designated as Series C Preferred Stock, of which 191,000 shares were issued and outstanding.

Unless otherwise noted, each person listed has sole voting and dispositive power over the shares indicated and the address of each stockholder is the same as our address. The number of shares beneficially owned by a person or entity includes the shares of Common Stock that are issuable upon conversion of all outstanding 2011 Notes which are convertible at any time by the holders thereof, 2015 Notes (including shares of Common Stock issuable upon conversion of the Series C Preferred Stock, which are convertible at any time by the holders thereof, issuable upon conversion of the 2015 Notes), and Series C Preferred Stock beneficially owned by such holders, which are convertible at any time by the holder thereof. The 2015 Notes and Series C Preferred Stock are subject to a conversion limitation in that a holder may not convert all or any portion of such holder’s 2015 Notes and/or Series C Preferred Stock into Common Stock to the extent that such holder and its affiliates would, after giving effect to such conversion, beneficially own more than 4.99% of the outstanding shares of Common Stock, which we refer to as the “Maximum Ownership Percentage,” provided that such holder, upon not less than 61 days’ prior written notice to us, may increase the Maximum Ownership Percentage applicable to such holder (but, for the avoidance of doubt, not for any subsequent or other holder) to 9.9% of the outstanding shares of Common Stock. Since we have not received any such notice, for purposes of this table we have presumed that, with respect to each holder of 2015 Notes and the Series C Preferred Stock, upon conversion of such 2015 Notes or Series C Preferred Stock, each would own less than 4.99% of our outstanding shares of Common Stock. These shares of Common Stock issuable upon conversion of all outstanding 2011 Notes, 2015 Notes and Series C Preferred Stock are deemed outstanding for the purpose of computing the holder’s ownership percentage but are not deemed outstanding for the purposes of computing the ownership percentage of any other person or entity. The number of shares beneficially owned by a person or entity also includes shares that are subject to stock options that are exercisable within 60 days of May 20, 2011. These shares are also deemed outstanding for the purpose of computing such person’s or entity’s ownership percentage but are not deemed outstanding for the purpose of computing the ownership percentage of any other person or entity.

Name & Address of 5% or Greater Holders	Number of Shares Beneficially Owned	Percent of Class
AQR Capital Management, LLC (1) Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	6,155,000	5.0%
Directors and Named Executive Officers
W. King Grant (2)	1,540,371	1.2%
Michael K. Decker (2)	1,033,510	*
Peggy A. Herald (2)	606,243	*
Charles H. Wilson (2)(3)	652,292	*
Camille Gerard (2)	197,919	*
Marc A. Bruner (2)(4)	1,669,601	1.3%
Richard J. Burgess (2)(5)	485,915	*
Charles B. Crowell (2)	1,022,674	*
Steven D. (Dean) Furbush (2)	41,666	*
Richard S. Langdon (2)	466,271	*
Carmen J. (Tony) Lotito (2)	471,665	*
John A. Schmit (2)	401,249	*

All Directors and Executive Officers as a group (12 persons) (2)(3)(4)(5)	8,589,376	6.4%

* Represents ownership of less than 1% of our outstanding Common Stock.

(1)          According to a Schedule 13G/A filed by AQR Capital Management, LLC (“AQR”) on February 2, 2011, AQR exercises voting and dispositive power over the securities comprised of 6,155,000 shares of Common Stock issuable upon conversion of 2015 Convertible Notes. Subsequent to the filing of AQR’s Schedule 13G/A, our outstanding common stock increased due to the conversion of a portion of our Series C Convertible Preferred Stock and, as a result, as of May 20, 2011, we believe that the AQR’s holdings represent 4.6% percent of our Common Stock.

(2)          The following number of shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of May 20, 2011 are included in the amounts shown: Mr. Grant, 1,099,915 shares; Mr. Decker, 860,749 shares; Ms. Herald, 586,068 shares; Mr. Wilson, 390,238 shares; Ms. Gerard, 169,998 shares; Mr. Bruner, 1,271,664 shares; Mr. Burgess, 352,915 shares; Mr. Crowell, 794,582 shares; Mr. Furbush, 16,666 shares; Mr. Langdon, 465,414 shares; Mr. Lotito, 471,665 shares; and Mr. Schmit, 336,249 shares.

(3)          The Common Stock held by Mr. Wilson includes 4,169 shares of Common Stock that is held by his son.

(4)         The Common Stock held by Mr. Bruner includes 8,707 shares of Common Stock that is held by Resource Venture Management, a company owned by Mr. Bruner.

(5)          The Common Stock held by Mr. Burgess includes 80,000 shares of Common Stock held in a trust for Mr. Burgess’ wife, of which he is the trustee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) requires the officers, directors and persons who beneficially own more than ten percent of our stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all such Section 16(a) forms they file.

Based solely on our review of the copies of such forms we have received, we believe that each of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2010, except for the following late filings: (i) Marc Bruner filed an amended Form 4 on August 30, 2010 (originally filed on July 1, 2010) disclosing a disposition of securities on September 28, 2007; (ii) Charles Wilson filed a Form 4 which was due on December 1, 2010, on December 6, 2010 and (iii) Steven (Dean) Furbush filed a Form 5 for the year ended December 31, 2011 for stock purchases that were made on September 22, 2010 and September 30, 2010, on January 21, 2011.

CORPORATE GOVERNANCE

We are committed to good corporate governance practices. The Board is responsible to our stockholders for the oversight of the Company and recognizes the importance and necessity that an effective corporate governance environment plays in the Board’s ability to adequately oversee, advise and monitor the Company. The Board has established a standing Audit Committee, Compensation Committee, Nominating Committee and Executive Committee to assist it in discharging its responsibilities. The Board has also adopted several governance documents to guide the operation and direction of the Board and its Committees, including our Corporate Code of Business Conduct and Ethics, Financial Code of Ethics, and charters for the Audit Committee, Compensation Committee, and Nominating Committee. Each of these documents is available on our website at www.gascoenergy.com and stockholders may obtain a printed copy, free of charge, by sending a written request to Gasco Energy, Inc. 8 Inverness Drive East, Suite 100, Englewood, Colorado 80112, Attn: Corporate Secretary.

Corporate Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Business Conduct and Ethics that sets forth the standards of behavior expected of each of our directors, officers (including but not limited to our principal executive officer, principal financial officer, principal accounting officers, controller, and all persons performing similar functions), employees, directors, contractors, business partners and agents. Among other matters, this Code is designed to deter wrongdoing and to promote:

•                                         Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                                          Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;.

•                                          Compliance with applicable governmental laws, rules and regulations;

•                                          Prompt internal reporting of violations of this Code to an appropriate person or persons identified in the Code; and

•                                          Accountability for adherence to the Code.

In the event that an amendment to, or a waiver of, any provision of our Corporate Code of Business Conduct and Ethics is necessary, we intend to promptly post such information on our website at www.gascoenergy.com.

Financial Code of Ethics

We have adopted a Financial Code of Ethics that applies to our chief executive officer, chief financial officer and controller.  Among other matters, this Code is designed to deter wrongdoing and to promote:

•                                          Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•                                          Honest conduct, including the ethical handling of actual or apparent conflicts of interest in personal and professional relations; and

•                                          Compliance with all applicable governmental laws, rules and regulations.

In the event that an amendment to, or a waiver of, any provision of our Financial Code of Ethics is necessary, we intend to promptly post such information on our website at www.gascoenergy.com.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

Directors’ Meetings and Committees of the Board

The Board held eight meetings during 2010. Each of the directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board held during the period that such director served as a director and (ii) the total number of meetings held by each committee of the Board on which such director served during the period that such director so served. Although we have no formal policy with respect to director attendance at our annual meetings, we invite our directors to attend. Last year all of our directors attended our annual meeting.

The Board has established four standing committees to assist it in discharging its responsibilities: Audit Committee, Compensation Committee, Executive Committee and Nominating Committee. The following chart reflects the current membership of each committee:

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating Committee
Charles B. Crowell		X	X	X
Richard J. Burgess	X	X		X
Steven D. (Dean) Furbush	X	X		X
W. King Grant			X
Richard S. Langdon	Chairman	X		Chairman
John A. Schmit	X	Chairman	X	X
Carmen J. (Tony) Lotito	X	X		X
Marc A. Bruner	X	X		X

The Audit Committee

The Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting and legal and regulatory compliance. The Audit Committee currently consists of Messrs. Langdon, Lotito, Schmit, Burgess, Bruner and Furbush, each of whom the Board has determined to be independent according to the definition of independence used in the NYSE Amex listing standards and the rules and regulations of the SEC. Mr. Langdon is the current chairman of the Audit Committee, a position he has held since January 2010. The Board has determined that Mr. Langdon is an Audit Committee financial expert within the meaning proscribed by the rules and regulations of the SEC.

The Audit Committee met five times during 2010. The Audit Committee report is set forth below.

In March 2011, the Audit Committee performed its annual review and assessment of the Audit Committee Charter, which was originally adopted in March 2001.  In the course of its review, the Audit Committee considered and adopted necessary and appropriate amendments to the charter. The Audit Committee Charter, as amended, is available on our Internet website at www.gascoenergy.com.  The Audit Committee is primarily responsible for:

•                                          selecting the independent auditors for recommendation to the Board;

•                                          selecting the securities legal counsel for recommendation to the Board;

•                                          reviewing the scope of the proposed audit for the current year, including the audit procedures to be utilized and at the conclusion thereof, reviewing such audit, including any comments or recommendations of the independent auditors;

•                                          approving all of the fees associated with our audit and tax engagements in advance of services performed;

•                                          reviewing the adequacy and effectiveness of our accounting and financial controls;

•                                          reviewing the internal audit function, including the independence and authority of our reporting obligations;

•                                          reviewing the financial statements contained in the annual and quarterly reports to stockholders;

•                                          reviewing the accounting and financial human resources and succession planning within Gasco and

•                                          investigating any matter brought to its attention within the scope of its duties.

The Audit Committee has performed its annual review and assessment of the Audit Committee Charter, which was adopted in March 2001 and was amended in March 2011. The Audit Committee report is set forth below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s primary duties and responsibilities are to provide independent, objective oversight of our accounting functions and internal controls. The Audit Committee annually reviews and recommends to the Board the selection of our independent auditors, subject to stockholder ratification. During 2010, the Audit Committee of the Board was composed of six non-employee directors who satisfy the requirements of the NYSE Amex listing standards and applicable the rules and regulations of the SEC as to independence.

The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the Charter on an annual basis. The Board of Directors adopted an amended and restated Audit Committee Charter in March 2011. The Audit Committee Charter is posted on our website, www.gascoenergy.com.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent auditors and has met with the independent auditors without management present. The Audit Committee has also discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

The independent auditors also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board “Communication with Audit Committees Concerning Independence” regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent auditors their independence with respect to Gasco. The Audit Committee has also considered whether the provision of non-audit services to us by the independent auditors is compatible with maintaining their independence.

Based on the discussions and review with management and the independent auditors discussed above, the Audit Committee recommended to the Board that the audited financial statements be included in Gasco Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, and any necessary amendment thereto, for filing with the SEC.

Audit Committee:

RICHARD S. LANGDON
MARC A. BRUNER
RICHARD J. BURGESS
STEVEN (DEAN) FURBUSH
CARMEN J. (TONY) LOTITO
JOHN A. SCHMIT

The Compensation Committee

The Compensation Committee is responsible for risks relating to employment policies and our compensation and benefits systems. The Compensation Committee currently consists of Messrs. Schmit, Crowell, Langdon, Lotito, Burgess, Bruner and Furbush, each of whom the Board has determined to be independent according to the definition of independence used in the NYSE Amex listing standards and the rules and regulations of the SEC. Mr. Schmit is the current chairman of the Compensation Committee, a position he has held since January 2010.

Although Mr. Crowell otherwise satisfies the independence requirements of the NYSE Amex and the rules and regulations of the SEC for service on the Compensation Committee, due to his service as our interim Chief Executive Officer and the compensation he received for such service, he does not meet the independence requirements for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  In order to preserve the deductibility of certain income paid to executive officers provided by Section 162(m) of the Code, the Compensation Committee is structured so that, and its governing charter prescribes that, all Section 162(m)-actions required to be taken by outside directors are to be taken by a subcommittee of the Compensation Committee that consists solely of two or more Section 162(m)-qualified outside directors. Accordingly, Mr. Crowell may be involved in discussions about salary, bonus structure, and long-term incentives as part of the Compensation Committee, but may not be involved in the granting of options to Named Executive Officers (as such term is defined in the rules and regulations promulgated by the SEC), the establishment of performance goals for Section 162(m)-compliant bonuses to Named Executive Officers, or the certification of the achievement of those performance goals (in each case, in a manner that complies with Section 162(m) and the guidance promulgated thereunder). See the section entitled “Compensation Discussion and Analysis—Other Matters—Tax Treatment of Executive Compensation Decisions” for additional information.

The Compensation Committee met seven times during 2010. The report of the Compensation Committee with regard to compensation matters is set forth below.

The Board adopted a written charter for the Compensation Committee in November 2004, which is available on our Internet website at www.gascoenergy.com. The Compensation Committee is responsible for:

•                                          assisting the Board in its responsibility relating to fair and competitive compensation of key employees of Gasco;

•                                          assuring that key employees, which includes all officers, are compensated in a manner consistent with the compensation philosophy and strategy of the Board and in compliance with the requirements of the appropriate regulatory bodies and any exchange rules to which we may be subject;

•                                          reviewing and approving our compensation philosophy and compensation programs, plans and awards;

•                                          administering our long- and short-term incentive plans and stock option plans;

•                                          reviewing the compensation of our Chief Executive Officer and recommendations of the Chief Executive Officer as to appropriate compensation for the other executive officers and key personnel; and

•                                         reviewing and approving our general employee benefit plans as needed.

The Executive Committee

The Executive Committee is responsible for aiding and assisting our management in the day-to-day operations of the Company and to act on behalf of the Board, subject to certain limitations, when it is not feasible to call and convene a full board meeting. The Executive Committee does not have a written charter.

The Executive Committee currently consists of Messrs. Grant, Schmit and Crowell.  In January 2011, Mr. Grant became our Chief Executive Officer and joined the Executive Committee and, therefore, is not considered independent. The Board has determined that all members of the Executive Committee, other than Mr. Grant, are independent under the definition of independence used in the NYSE Amex listing standards and the rules and regulations of the SEC.

The Executive Committee did not meet during 2010.

The Nominating Committee

The Nominating Committee is responsible for recommending to the Board nominees for election at the stockholders’ annual meeting and for recommending nominees for Board committees.  The Nominating Committee currently consists of Messrs. Langdon, Crowell, Lotito, Burgess, Schmit, Bruner and Furbush, each of whom the Board has determined to be independent according to the definition of independence used in the NYSE Amex listing standards and the rules and regulations of the SEC. Mr. Langdon is the current chairman, a position he has held since January 2010.

The Nominating Committee met three times during 2010. During April 2011, the Nominating Committee considered and approved our 2011 director nominees; the full Board then considered and approved the nominees recommended by the Nominating Committee.

The Board adopted a written charter for the Nominating Committee in April 2006, which is available on our Internet website at www.gascoenergy.com.

To determine nominees for the Board, the Nominating Committee:

•                                          with respect to existing directors, reviews such director’s Board and committee meeting attendance, preparation for and participation in such meetings, length of Board service, experience, skills, contributions to the Board and independence;

•                                          in the event of a director vacancy, solicits recommendations from directors and senior management, and considers recommendations received from stockholders, for potential director nominees; and

•                                          determines whether the director nominee meets the director qualifications outlined in our Nominating Committee Charter stated above, including whether the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of our stockholders.

Director Nominations and Board Diversity

Stockholders seeking to recommend director candidates for consideration by the Nominating Committee may do so by writing our Corporate Secretary with the recommended candidate’s name, biographical data and qualifications, provided that such recommendations are submitted by stockholders within the time period and pursuant to the procedures set forth under “Stockholder Proposals and Nominations” herein.

Approval by a majority of the members of the Nominating Committee is required to approve the recommendation of director nominations to the Board, including those submitted by stockholders. The full Board, including any non-independent directors, approves the director nominations.  When identifying new director nominees, the Nominating Committee considers, among other factors, the candidate’s reputation, integrity, independence, skills and business, and government or other professional acumen, while bearing in mind the current composition of the Board and our current state and the state of the industry in general.  The number of other public companies for which the candidate serves as director (although there is no limit on the number of public companies on which a director nominee can serve), the availability of the candidate’s time and commitment to us and the candidate’s specific experience in the oil and gas business are also considered.

Although we do not have an established diversity policy, in assessing director nominees, the Board considers diversity of background, experience, and competencies that the Board desires to have represented among its members. The same criteria will be evaluated with respect to candidates recommended by stockholders as the Board takes into account for existing directors being considered for re-nomination. In addition, if applicable, the Nominating Committee takes into account whether a candidate has been designated by one or more groups of holders of our equity securities pursuant to the terms of such security.

Board Leadership Structure

The Chairman of the Board is not an executive officer of us. The Board has determined that having a non-executive director serve as Chairman of the Board is in the best interest of us and our stockholders at this time and that the separation of these roles maximizes management’s efficiency and furthers our ongoing efforts to strengthen corporate governance, assure stockholder representation and ensure independent, objective and effective oversight of management. Our Chief Executive Officer is responsible for setting our strategic direction and providing day to day leadership, while the Chairman of the Board provides guidance to and oversight of our executive officers, sets the agenda for Board meetings, and presides over meetings of the full Board.  We believe this structure ensures a greater role for the non-executive directors in the oversight of us and active participation in setting agendas and establishing priorities and procedures for the work of the Board. We believe that this is the appropriate leadership structure for us and our stockholders at this time. However, the Board periodically reviews its leadership structure and may make changes in the future as it deems appropriate and in the best interests of us and our stockholders.

Risk Oversight

Risk is inherent in business, and it is the responsibility of the senior management to develop and implement our short- and long-term objectives and to identify, evaluate, manage and mitigate the risks inherent in seeking to achieve those objectives. The Board is actively involved in the oversight of risks that could affect us and works with management to ensure that it has in place processes for dealing appropriately with risk.

Board oversight is conducted in part through its committees. In particular, the Audit Committee is charged with oversight of risks relating to finance, legal, regulatory and accounting compliance, and receives updates from management at least quarterly on our compliance with internal controls and procedures. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through reports from officers responsible for oversight of particular risks within us. In addition, we have internal audit systems in place to review adherence to established policies and procedures. Board members also often discuss risk as a part of their review of our ongoing business, financial, and other activities.

Stockholder Communications

Stockholders may contact any officer or director or committee of the Board by writing to our principal executive offices: Gasco Energy, Inc., c/o Corporate Secretary, 8 Inverness Drive E., Suite 100, Englewood, Colorado 80112. All such communications will be forwarded to the Board.

Charitable Contributions

We have in the past made, and may, in the future make, donations to various charitable organizations. From time to time, some of our directors, officers and employees have been, and in the future may be, affiliated with such charities. During the fiscal year ended December 31, 2010, we did not make any contributions to any charitable organization in which a member of our board of directors served as an executive officer that exceeded the greater of $200,000 or 5% of the charitable organization’s consolidated gross revenues.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Corporate Code of Business Conduct and Ethics discourages all conflicts of interest and addresses our policies and procedures for dealing with transactions involving affiliates. The conflict of interest provisions included in the Corporate Code of Business Conduct and Ethics include restrictions on related person transactions.

We obtain full Board approval, excluding any interested director or executive officer, of any transaction involving a director, executive officer or other affiliate of Gasco or where a conflict of interest could exist. A complete description of the transaction, including the services or products to be provided, the financial components related to the services or products, the nature of the relationship with the person or entity involved in the transaction, and any other contractual obligations related to the transaction, are presented to the Board for its review. If deemed appropriate, the Board will then indicate its approval of the transaction with a written resolution.

As required under the SEC’s rules, transactions that are determined to be directly or indirectly material to us or a related person are filed with the SEC when required, and disclosed in our proxy statements for each annual meeting of stockholders.

Marc A. Bruner Strategic Consulting Agreement and Settlement Agreement

We entered into a Strategic Consulting Agreement with Mr. Bruner, effective January 2, 2003, that terminates on January 31, 2012 (the “Bruner Consulting Agreement”). After January 31, 2012, the Bruner Consulting Agreement is automatically extended each year for an additional one year-term from the next anniversary date unless we notify Mr. Bruner in writing at least 120 days prior to the next anniversary date that we will not be renewing the agreement. Effective January 1, 2007, Mr. Bruner agreed to reduce his annual consulting fee to the amount he earns as a director and to waive his right to receive his annual bonus. We paid Mr. Bruner total fees of $38,000, $49,500 and $48,000 during the years ended December 31, 2010, 2009 and 2008, respectively, for his services as a director and pursuant to the Bruner Consulting Agreement. These fees were paid either directly to Mr. Bruner or to a company owned by Mr. Bruner pursuant to the Bruner Consulting Agreement. There is no agreement or understanding with him to recover any of this compensation in the future.

The Bruner Consulting Agreement provides for 187,500 shares of Common Stock to be awarded to Mr. Bruner from a restricted stock plan in exchange for his surrender of vested options to purchase 150,000 shares of Common Stock at $3.15 per share, 50,000 shares of Common Stock at $3.00 per share and 925,000 shares of Common Stock at $2.00 per share. Mr. Bruner also has the right to receive 25% of all option grants made by us each calendar year during the term of the agreement, a right that he waived with respect to all option grants during 2010, 2009 and 2008. In addition, the Bruner Consulting Agreement provides that, each year, we and Mr. Bruner shall mutually agree on a performance-based bonus plan for Mr. Bruner. The Bruner Consulting Agreement also contains non-compete provisions in the event of the termination of the agreement.

Mr. Bruner’s Consulting Agreement also provides for certain payments in the event that the agreement is terminated for any reason other than his voluntary termination, death, disability or termination for cause.  In the event that Mr. Bruner’s agreement is terminated by us without cause or due to certain change of control events, Mr. Bruner is entitled to receive an amount equal to his annual fee for the remaining term of the agreement, plus an additional cash payment of $500,000. If the termination occurs at a time when the average closing price for our Common Stock for the 30 trading days prior to termination is between $1.50 per share and $1.99 per share, the additional cash payment will increase to $1,000,000. This payment will be further increased as such average closing price increases, up to a maximum of $3,500,000 if such average closing price is greater than $3.50 per share. If the termination is due to a change of control of Gasco, the additional cash payment will be based on the consideration per share paid to our stockholders in connection with the change of control instead of the market price of our Common Stock. For further details and amounts related to this agreement, please see the section titled

“Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control” below.

In addition to the Bruner Consulting Agreement, we entered into a Termination and Settlement Agreement with Mr. Bruner and Mark A. Erickson (the “Settlement Agreement”) effective as of December 23, 2004. Pursuant to the Settlement Agreement, Mr. Bruner transferred to us, for no consideration, his right, title, and interest in any working, royalty, overriding royalty, mineral or other interests located in the states of Utah and Wyoming that he received pursuant to a distribution agreement previously entered into between Gasco, Mr. Bruner and Mr. Erickson.  For Mr. Bruner, these interests range between 0.06% and 0.6% of our working interest in certain of the Utah and Wyoming properties. Under the Settlement Agreement, we agreed to convey overriding royalty interests to Mr. Bruner in the event that (i) Gasco sells all or substantially all of its interest in any properties subject to the transferred interests, (ii) certain change of control events occur (as defined in the Settlement Agreement), or (iii) upon the termination of the Bruner Consulting Agreement.  As an example of the value of this Settlement Agreement, assuming a termination of the Bruner Consulting Agreement or a change of control occurring on December 31, 2010, the present value of the future cash flows from the overriding royalty interests for Mr. Bruner, discounted at 10%, would be $230,611.  This value was determined based on the reserve value of the royalty interests as of December 31, 2010. The reserve report prepared for the valuation of this interest used oil and gas prices of $64.97 per barrel of oil and $3.62 per thousand cubic feet of natural gas. For further details and amounts related to this agreement, please see the section titled “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control” below.

Mark A. Erickson Consulting Settlement Agreement and Settlement Agreement

Following Mr. Erickson’s resignation as an executive officer and director positions in January 2010, we entered into a Consulting Agreement and Release of Claims agreement with Mr. Erickson on January 27, 2010 (the “Erickson Consulting Agreement”). The Erickson Consulting Agreement governed his severance payments, his obligation to provide us with consulting and transition services over the nine month period following his resignation, and his release of us of all claims relating to his employment with us. As consideration for entering into the Erickson Consulting Agreement, we provided Mr. Erickson with a monthly payment of $25,000 for the period of February 2010 through October 2010.  Mr. Erickson also received a one-time lump sum payment of $600,000 on March 26, 2010, and a one-time lump sum payment of $325,000 on March 1, 2011.  All together the foregoing payments equaled $1,150,000. As discussed below, Mr. Erickson also began receiving his monthly royalty interest payments pursuant to the 2004 Settlement Agreement. Such conveyance was required to be paid in accordance with Section 409A of the Code, and thus did not occur until after the six month period following Mr. Erickson’s “separation from service” with us in accordance with the regulations promulgated pursuant to Section 409A of the Code.

The restrictive covenants regarding confidentiality and non-solicitation that existed within Mr. Erickson’s original employment agreement were not altered by the Erickson Consulting Agreement. Mr. Erickson also agreed to cooperate with and assist us in any defense of claims or litigation brought against us at our request.  The Erickson Consulting Agreement also governed Mr. Erickson’s release of claims against us and all of our affiliates, directors, officers, employees or employee benefits plans, regarding his employment relationship with us, which covered all claims and damages that could arise as a result of his employment relationship, his employment agreement and his resignation of employment with us.

As referenced above, we previously entered into that certain Settlement Agreement with Mr. Erickson and Mr. Bruner effective as of December 23, 2004. The Settlement Agreement governed the agreement between us and both Mr. Erickson and Mr. Bruner.  The provisions applicable to Mr. Bruner are discussed separately above. Pursuant to the Settlement Agreement, Mr. Erickson transferred to us, for no consideration, his right, title, and interest in any working, royalty, overriding royalty, mineral or other interests located in the states of Utah and Wyoming that he received pursuant to a distribution agreement previously entered into between Gasco, Mr. Bruner and Mr. Erickson.  For Mr. Erickson, these interests ranged between 0.06% and 0.6% of our working interest in certain of our Utah and Wyoming properties. In connection with Mr. Erickson’s resignation from Gasco in January 2010, discussed above, Gasco conveyed these overriding royalty interests to Mr. Erickson during February 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, the Compensation Committee was comprised of six directors, Messrs. Schmit, Lotito, Bruner, Langdon, Furbush and Burgess. None of these directors who served on the Compensation Committee in fiscal year 2010 has ever served as an officer or employee of Gasco or any of its subsidiaries. None of our executive officers served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or Compensation Committee. No interlocking relationships exist, or in the past fiscal year have existed, between any member of the Compensation Committee and any other company’s board of directors or compensation committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Executive Compensation Program

This Compensation Discussion and Analysis reviews the compensation policies and decisions of the Compensation Committee with respect to the following individuals for their service to the Company during the fiscal year ending December 31, 2010, who are referred to throughout this Proxy Statement as our “Named Executive Officers”:

•                                          Charles B. Crowell — Interim Chief Executive Officer (resigned January 1, 2011);

•                                          W. King Grant —President and Chief Financial Officer (promoted to Chief Executive Officer January 1, 2011);

•                                          Michael K. Decker — Executive Vice President and Chief Operations Officer;

•                                          Peggy A. Herald — Vice President-Accounting and Administration, Chief Accounting Officer and Treasurer;

•                                          Charles H. Wilson — Vice President of Operations; and

•                                          Mark A. Erickson — Former President and Chief Executive Officer (resigned January 27, 2010).

Mark A. Erickson resigned from his positions as President and Chief Executive Officer on January 27, 2010. His compensation during the year ended December 31, 2010 consisted of compensation for his service as President, Chief Executive Officer and director prior to his resignation from such positions. Following Mr. Erickson’s resignation in January 2010, we entered into a Consulting Agreement and Release of Claims agreement with him that governed his severance payments, his duties to us as a consultant over the nine-month period following his resignation, and his release of us of all claims relating to his employment with us. For further details and amounts related to this agreement, please see the section titled “—Potential Payments Upon Termination or Change in Control” below.

Charles B. Crowell, our Chairman of the Board, served as our interim Chief Executive Officer from January 27, 2010 until his resignation on January 1, 2011. During that period, Mr. Crowell’s compensation solely consisted of amounts awarded to him for his service as our interim Chief Executive Officer.

As described in greater detail below, our compensation program has fixed compensation elements, such as base salary and benefits, as well as variable compensation elements related to performance. During the first quarter of 2009, after giving consideration to then current economic conditions, we made the decision to reduce the annual base salary compensation of our salaried employees by either 10% or 20% in order to reduce our cost structure. During 2010, for those salaried employees whose compensation had been reduced by 20%, the Compensation Committee restored 10% of their annual base salary compensation and otherwise maintained previously implemented compensation reductions for other salaried employees.

The flexibility in our compensation program to make changes and adjustments to both fixed and variable compensation elements allows us to more accurately and fairly compensate our executives in times of economic uncertainty.

Notable Milestones for 2010

For the year ended December 31, 2010, when determining cash and equity incentive compensation, the Compensation Committee took into account the following material achievements of us and the leadership of our Named Executive Officers in accomplishing these strategic objectives.

•                  Completion Activity.  We began an up-hole recompletion program early in February 2010 in our Utah operation. Since then, we have successfully completed the initial stages on one Upper Mancos well and recompleted 22 gross wells (8.5 net) with six gross wells (2.0 net) occurring during the fourth quarter of 2010.

•                  Acquisition of Petro-Canada Assets.  On February 25, 2010, we completed the acquisition of two wells and certain oil and gas leases from Petro-Canada Resources (USA) Inc. for a purchase price of approximately $482,000 that was funded entirely from operational cash flow.

•                  Sale of Gathering Assets.  On February 26, 2010, we completed the sale of substantially all of the assets comprising our midstream gathering system and evaporative facilities in Uintah County, Utah to Monarch Natural Gas, LLC. At closing, we received total cash consideration of approximately $23 million from Monarch, which was used to repay amounts outstanding under our revolving credit facility.

•                  Sale of Partial Working Interest in Producing Wells.  On March 19, 2010, we closed the sale of a partial working interest in 32 wells for approximately $1.25 million.

•                  Convertible Debenture Exchange Transaction.  During the second quarter of 2010, we completed the exchange of substantially all of our 5.5% Convertible Senior Notes due 2011 for 5.5% Convertible Senior Notes due 2015.  The exchange extended our debt maturities while holding interest terms constant and significantly lowered the principal amount of our debt burden.

•                 Closing of Prospect Fee in California.  In September 2010, we contracted with an exploration and production company that operates in California, pursuant to which we received a $1.5 million prospect fee related to a portion of our California acreage while retaining a 20% carried interest in two wells to be drilled on the acreage together with 3-D Seismic data rights over the contract area.

•                  Resolution of NYSE Amex Listing Deficiency. In the fourth quarter of 2010, we successfully resolved our NYSE Amex listing deficiency and continue to trade on NYSE Amex in good standing.

•                  Extension of Maturity Date for Credit Facility.  In the fourth quarter, we amended our revolving credit facility to extend the maturity date.

Objectives of Our Executive Compensation Program

Our overall corporate objective is to encourage growth in our reserves and production, to encourage growth in cash flow and profitability while maintaining balance sheet stability, to encourage operational efficiency and productivity and to enhance stockholder value. The Compensation Committee believes that executive compensation should reflect our growth as well as reward contributions made to further our progress by each member of the executive management team. By recognizing these contributions the Compensation Committee believes that compensation programs will promote team-building and ensure fairness.

We believe that the skill and dedication of our executive officers and other management personnel are critical factors affecting our long-term success in meeting our business objectives and fostering growth and profitability. Accordingly, the Compensation Committee has designed our compensation program in accordance with our general compensation philosophy which is to:

•                                          motivate and retain our current executive officers;

•                                          attract new executives with the requisite skills to implement our business strategy as needed; and

•                                          align executive compensation with the attainment of strategic business objectives that increase stockholder returns.

Setting Executive Compensation

Role of the Compensation Committee, its Consultant and Management

The Compensation Committee establishes and administers our compensation policies and programs.  It determines and approves current compensation levels as well as short- and long-term incentives for our executives.  In order to perform its function, the Compensation Committee relies, in part, on input from the Chief Executive Officer and other members of senior management, including the other Named Executive Officers, in determining (i) our needs, (ii) our perception in the employment market, (iii) the availability of talent and (iv) the budgeted compensation levels for anticipated hires.  But while the Compensation Committee considers the information obtained from our management team (including our Named Executive Officers) and other outside sources to be crucial to its analysis of our compensation program, the Compensation Committee retains the final decision-making authority over all compensation matters.

The Compensation Committee has the authority to hire outside consultants as, or to the extent, the Committee deems an outside advisor to be relevant to implementing our compensation program. During 2008 and 2010, the Compensation Committee hired Thomas J. Reno & Associates, Inc. (“TJR”), a human resource management and compensation consultant, to assist in analyzing the form and amount of executive compensation and make recommendations for future executive compensation.  TJR reported directly to our Compensation Committee and provided it with competitive data as well as business and technical considerations, but did not recommend a specific compensation program or pay level changes.  During 2010, the Compensation Committee engaged TJR to provide guidance and technical expertise in structuring executive bonus compensation for us.

For the 2011 year, the Compensation Committee intends to review our financial condition, our business plans and prospects for the future. The Compensation Committee will also consult with our management regarding current and projected personnel requirements. After evaluating this information, the Compensation Committee intends to consult with TJR and/or another outside source regarding current compensation practices of our Peer Group (as defined below). The Compensation Committee may choose to employ TJR or another reputable consulting firm in the future if it deems an external evaluation of the compensation program necessary.

Use of Market Analysis and Peer Group Comparisons

The Compensation Committee strives to maintain an executive compensation program that is structured to provide our executive officers with compensation packages that take into account our particular financial condition, asset profile, and stage of development.  To achieve this objective, at least once annually, the Compensation Committee compares all compensation components for our executive officers with compensation data for similar positions at other organizations in our industry that are comparable to us in number of employees, level of operations, gross revenue and total assets.

In 2010, TJR assisted the Compensation Committee by providing comparative market data on compensation practices and programs (the “Survey Data”) based on an analysis of eleven energy related companies that were our competitors taking into account the factors described above (the “Peer Group”).  With TJR’s assistance, the Compensation Committee reviewed and analyzed the Peer Group Survey Data as well as general economic conditions and marketplace compensation trends at each level of senior management and made adjustments as appropriate.

During 2010, the following eleven companies comprised the Peer Group: Abraxas Petroleum Corporation, American Oil & Gas Inc., Credo Petroleum Corporation, Delta Petroleum Corp., Double Eagle Petroleum Co., Gastar Exploration Limited, Kodiak Oil & Gas Corp., Northern Oil & Gas, Inc., Petroleum Development Corporation, Pinnacle Gas Resources, Inc. and Warren Resources Inc.  These companies were selected as peers primarily due to their equivalent size based on enterprise value and their focus on upstream Rocky Mountain natural gas in their business model. Other criteria considered included the availability of the compensation data related to the company, the level of operational sophistication, annual rates of production, market capitalization, and number of employees.

Historically, the Compensation Committee has also used research services and the database of Equilar, Inc. to assess the broader market competitiveness of our executive compensation. This competitive market data along with the Peer Group data, which the Compensation Committee considered in determining 2010 executive compensation, provided a frame of reference for the Compensation Committee in evaluating executive compensation, but is not the determinative factor for the compensation of our executive officers.

We used TJR’s experience and expertise to counsel the Committee on whether its proposed compensation was reasonable in comparison to the Peer Group data and if it was sufficient to retain and motivate our executives. We also instructed TJR to independently verify ranges of compensation for our peers using the Equilar database in order to get the most objective and thorough comparison.

Compensation Components

Our executive and key management compensation is comprised of three major components: (1) base salary, which is reviewed annually by the Compensation Committee; (2) two types of annual cash bonuses, consisting of guaranteed bonuses for certain Named Executive Officers, and performance-based incentive bonuses determined based on individual performance and the Company’s performance; and (3) long-term equity-based incentive awards, typically in the form of stock options and restricted stock grants. Our executive officers are also eligible to receive other types of indirect compensation, including health and welfare benefits, retirement and savings plans and certain perquisites. With the exception of perquisites, these other types of indirect compensation are provided on a non-discriminatory basis to all of our employees.

Base Salary

We provide our Named Executive Officers with an annual base salary to compensate them for services rendered during the year. While the Compensation Committee does not tie salary amounts to those similarly situated executives within the Peer Group, the Compensation Committee seeks to establish base salaries that are competitive in the market place and sufficient to attract and retain individuals with the qualities it believes are necessary for our long-term financial success and that are competitive in the industry.

An executive officer’s base salary generally reflects the officer’s responsibilities, tenure, job performance and direct competition for the executive officer’s services.  The Compensation Committee reviews the base salaries of each executive officer, including the Chief Executive Officer, on an annual basis. In addition to annual reviews, the Compensation Committee may at any time review the salary of an executive officer who has received a significant promotion, whose responsibilities have been increased (or decreased) significantly or who is the object of competitive pressure.  Adjustments may be based on the results of the annual review of market salary data, increases in the cost of living, job performance of the executive officer over time and the expansion of duties and responsibilities, if any. No pre-determined weight or emphasis is placed on any one of these factors.

The following table provides the base salaries for our Named Executive Officers in fiscal years 2008, 2009 and 2010, and the percentage increase (or decrease) in their base salaries between each year presented. In 2010, as discussed in greater detail above, for those executive officers that had received a 20% decrease in base salary in 2009, the Compensation Committee restored approximately 10% of their base salary and otherwise maintained the 10% reduction in annual base salaries for the other executive officers. Because salary reductions were implemented on a prospective basis, the actual full-year percentage reduction or increase shown in the table is less than 10% or 20%. Due to Mr. Erickson’s resignation in January 2010, he did not receive any 2010 adjustments to his base salary.

Officer	Fiscal Year 2008 Salary	Fiscal Year 2009 Salary	Fiscal Year 2010 Salary	Percentage Decrease From 2008 to 2009	Percentage Increase or Decrease from 2009 to 2010
Charles B. Crowell (1)	N/A	N/A	$289,100	N/A	N/A
W. King Grant	291,500	267,208	262,350	(8.3)%	(1.8)%
Michael K. Decker	291,500	242,917	261,135	(16.7)%	7.5%
Charles H. Wilson	226,000	188,333	203,400	(16.7)%	8.0%
Peggy A. Herald	156,000	143,000	140,400	(8.3)%	(1.8)%
Mark A. Erickson (1)	291,500	242,917	33,671	(16.7)%	(86.1)%

(1)          Mr. Crowell became our interim Chief Executive Officer effective January 27, 2010, upon the resignation of our former Chief Executive Officer and President, Mark Erickson.

Annual Cash Bonus Awards

Guaranteed Bonuses.  We pay guaranteed bonuses as a result of negotiations in connection with our hiring of certain of our Named Executive Officers. Pursuant to their employment agreements with us that were in effect during 2010, Messrs. Grant and Decker were entitled to receive an annual bonus equal to 0.50% and 0.75%, respectively, of our cash flow from wells drilled by us or on our behalf.  Our former Chief Executive Officer, Mr. Erickson was not entitled to receive his annual bonus for the 2010 year due to his resignation on January 27, 2010.  As negotiated with Mr. Crowell when he was hired as our interim Chief Executive Officer, he was entitled to receive a pro-rata portion of the same guaranteed bonus of 0.875% of our cash flows that Mr. Erickson would have been entitled to receive for 2010. The bonus payout was based on the actual number of months that Mr. Crowell served as our interim Chief Executive Officer. However, each of Messrs. Grant, Decker and Crowell agreed to receive an annual incentive bonus in lieu of the guaranteed bonus for the year ended December 31, 2010.  The remaining Named Executive Officers do not receive guaranteed bonuses.

Annual Incentive Compensation.  Discretionary annual cash bonus awards, which may be paid in cash, stock or a combination of both, are intended to compensate, and thus provide incentives to, individuals for exceptional effort and job performance. We believe these awards facilitate our continued growth and success by providing rewards that are commensurate with individual achievement and Company performance.  Annual cash bonus awards, when given, typically range from 10% to 50% of an individual’s annual base salary. We believe that the award amounts are reasonable in light of our review of the Peer Group data and are sufficient to retain and motivate our executives, but we do not target our discretionary bonuses to any certain percentile of our Peer Group. The decision whether to pay a discretionary bonus is typically made during the fourth quarter of the year, with payment made typically no later than March of the following year.

In determining whether to pay a cash bonus or a stock bonus, the Compensation Committee prefers cash awards in situations where it believes that an executive is worthy of an incentive-based award and the base salary of the executive is not at the level of competitiveness that the Compensation Committee feels appropriate for any given year.  The Compensation Committee also considers the achievements of our Company, and the employee’s contributions to those achievements, in order to determine the amount of the annual incentive bonus, if any, to be awarded.  The Compensation Committee specifically focuses on balance sheet stability, operational cash flow, earnings, return on stockholders’ equity, rates of return on wells drilled, the growth in proved oil and gas reserves, the cost to develop reserves and the successful completion of specific projects to determine the amount of bonus awards, if any.

In December 2010, the Compensation Committee awarded annual cash bonuses to Ms. Herald and Mr. Wilson of 19.8% and 22.8%, respectively, of their then current annual base salary.  The bonuses were primarily intended to make up for the mandatory salary reductions that were implemented during 2009. Messrs. Crowell, Grant and Decker were awarded cash bonuses equal to $100,000 each in lieu of their guaranteed bonuses and in consideration for the milestones attained during the year, which are discussed in “—Notable Milestones for 2010.” In determining whether to pay a discretionary bonus versus the guaranteed bonus, the Compensation Committee determined that a $100,000 annual bonus was a more appropriate level of compensation than the lesser guaranteed payment amount that our Named Executive Officers would otherwise have been entitled to receive based on depressed natural gas prices, which adversely impacted our financial position in 2010.  In assessing the appropriate bonus amounts to pay Messrs. Crowell, Grant and Decker, the Compensation Committee considered factors such as our financial position, the performance of the executive during the prior year, including restructuring and operational initiatives and cost controls and the steps taken to position us for future results. The Compensation Committee also considered the relationship of bonus to base salary of each executive and the analysis of the executive’s base salary and bonus package in relation to peers of similar size, nature and financial position.

Long-Term Equity Based Incentives

Stock option and restricted stock awards are utilized to align the interests of our executive officers with those of our stockholders by incentivizing our executives to increase stockholder value measured by stock price appreciation. These awards, which are granted subject to the requirement that the recipient remain employed by us for a period of time, also facilitate our retention efforts. The Compensation Committee focuses on balance sheet stability, operational cash flow, earnings, return on stockholders’ equity, rates of return on wells drilled, the growth in proved oil and gas reserves, the cost to develop reserves and the successful completion of specific projects as well as the equity awards that were granted by our Peer Group to determine the level of equity awards to be granted on an annual basis, if any.

Restricted stock awards provide our executives with actual stock, subject to vesting requirements, and therefore serve as better retention tools than stock options especially in a volatile stock market.  A recipient is generally assured that if the applicable vesting requirement for the restricted stock award is satisfied, then he or she will have something of value, even if the stock price decreases after the grant.  In contrast, a stock option award gives the recipient the right, but not the obligation, to buy stock in the future.  A stock option award is intended to motivate an executive officer by providing upside potential, but has more risk to the executive than restricted stock. We view stock options as an element of performance-based compensation because a stock option provides no realizable value until the recipient meets the vesting requirements and the trading price of our Common Stock increases.  As a result, recipients typically attribute more value to restricted stock awards than to stock option awards.  However, restricted stock awards typically result in greater dilution than option awards.

When determining whether to grant restricted stock awards or option awards to our executive officers, the Compensation Committee considers a number of factors, including competitive market data, our performance and the performance of the executive, the availability of shares under our equity plan, the appropriate level and type of incentive for the executive officer, retention concerns, the impact of dilution and stockholder interests.  These factors are not attributed any particular weight and ultimately the determination of the appropriate allocation between restricted stock and stock option awards is in the sole discretion of the Compensation Committee.

Under their respective employment agreements, each of Messrs. Grant and Decker have the right to receive 10% of all option awards granted to employees each year during the term of their agreements.  Each of the executives waived this right with respect to the 2008, 2009 and 2010 years in order to prevent dilution to our stockholders.

For the 2010 year, each of the Named Executive Officers received a discretionary award of stock options and Messrs. Grant, Decker and Crowell also received restricted stock awards. The size of the grants was determined by the Compensation Committee after considering current compensation of our Named Executive Officers, the aggregate number of shares of Company stock available for grant under our long term incentive plans and prior equity awards, as well as the size of award required to make the awards economically meaningful in light of then current stock market prices.  The option awards were granted subject to a one- or two-year vesting schedule in order to further our goal of incentivizing our executives to both remain in our service over the longer term and to work towards increasing the value of our stock.  In determining the timing of the awards, the Compensation Committee takes into account a number of factors, including the competitive pressure we may perceive in connection with our efforts to retain or to hire certain individuals. Mr. Crowell received an additional stock option award during March 2010, the size of which was determined in the discretion of the Compensation Committee and which was intended to be an incentive for Mr. Crowell to serve as Gasco’s interim Chief Executive Officer during 2010.  The restricted stock awards were granted subject to a ratable three-year vesting schedule in order to further our goal of incentivizing our executives to both remain in our service over the longer term.

Other Benefits

In addition to base salaries, annual cash bonus awards and long-term equity-based incentives, we provide the following other forms of compensation:

•                                          401(k) Profit Sharing Plan.  We have a defined contribution profit sharing/401(k) plan designed to assist our eligible officers and employees in providing for their retirement. We match employee contributions to the plan, in cash, at the rate of up to 5% of an employee’s wages or salary. Our matching contribution vests immediately upon receipt.

•                                          Health and Welfare Benefits.  Our executive officers are eligible to participate in medical, dental, and vision insurance, disability insurance, life insurance, and flexible healthcare and dependent care spending accounts to meet their health and welfare needs.  These benefits are provided to ensure that we are able to remain competitive in attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all employees.

•                                          Perquisites and Other Personal Benefits.  We believe that the total mix of compensation and benefits provided to our executive officers is competitive and for that reason, we provide only limited other personal benefits.  In the fiscal year 2010, these benefits included the payment of payroll taxes on behalf of certain individuals related to the vesting of restricted stock grants awarded in prior years and reimbursements of rent expense for Mr. Grant. See footnote 4 to the Summary Compensation Table below.

Employment Agreements, Severance Benefits, Change in Control Provisions and Consulting Agreements

We maintain employment and other compensatory agreements with certain of our officers to ensure they will perform their roles for an extended period of time. Certain provisions contained in these agreements, such as change in control payments, are essential to retaining our talent and protecting our stockholders.  We believe that it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements. These agreements and our severance benefits are described in more detail below.  Please read “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements Governing 2010 Compensation” for a detailed description of the agreements that were applicable for certain executive officers.

The employment and other compensatory agreements between us and certain of our Named Executive Officers and the related severance provisions are designed to provide incentive to those officers to remain in our employ. Our agreements with such Named Executive Officers provide different types of compensation for termination with cause, termination without cause and for situations involving a change of control of the Company. By providing minimal or no benefits in the case of voluntary resignation or termination with cause, such Named Executive Officers are motivated to remain in our employ and perform their duties as required. Our Named Executive Officers are also given security and are encouraged to remain with us through the provision of extra compensation and benefits in the event of termination without cause or in connection with a change in control.

In the event that an executive’s employment with us is terminated, we may enter into a consulting agreement with that executive to ensure that any transition period is handled as smoothly as possible.  As described under “Certain Relationships and Related Person Transactions,” following Mr. Erickson’s resignation in January 2010, we entered into a Consulting Agreement and Release of Claims agreement with him that governed his severance payments, his duties to us as a consultant over the nine month period following his resignation, and his release of us of all claims relating to his employment with us. For further details and amounts related to this agreement, please see the section titled “—Potential Payments Upon Termination or Change in Control” below.

We entered into employment agreements with Messrs. Grant and Decker effective February 8, 2011 which replace in their entirety the employment agreements previously in effect and described in detail following the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements Governing 2010 Compensation.” The initial terms of Messrs. Grant and Decker’s employment agreements will expire on the second anniversary of the effective date and will automatically renew for additional one-year terms unless either party elects not to renew or the agreement is otherwise terminated in accordance with its terms. Mr. Grant’s employment agreement provides for him to serve as our Chief Executive Officer and President with an annual base salary of $300,000, subject to periodic review and upward adjustment by the Board of Directors. Mr. Decker’s employment agreement provides for him to serve as our Executive Vice President and Chief Operating Officer with an annual base salary of $290,000, subject to periodic review and upward adjustment by the Board of Directors. Messrs. Grant and Decker will each be entitled to participate in our annual cash incentive plan or other bonus plan available to our executives and as established by us from time to time. Potential severance and change in control benefits provided under the new agreements are discussed in greater detail in the “Potential Payments Upon Termination or Change in Control” section below.

Other Matters

Stock Ownership Guidelines and Hedging Prohibition

Our Insider Trading Policy prohibits our executive officers from entering into certain types of derivative transactions related to our Common Stock.

Tax Treatment of Executive Compensation Decisions

In conducting our executive compensation programs, the Compensation Committee considers the effect of the Code, which denies publicly held companies a tax deduction for annual compensation in excess of $1 million paid to their chief executive officer or any of their three other most highly compensated corporate officers, other than the chief financial officer, who are employed on the last day of a given year, unless their compensation is based on performance criteria established by a committee of outside directors and approved, as to their material terms, by their stockholders.  We have in the past, and may from time to time in the future, pay compensation that is not deductible to our executive officers. Because Mr. Crowell previously served as our interim Chief Executive Officer and received compensation for such service, he does not meet the definition of “outside director” for purposes of Section 162(m) of the Code. In order to preserve the deductibility of certain income paid to executive officers provided by Section 162(m) of the Code, the Compensation Committee is structured so that, and its governing charter prescribes that, all Section 162(m)-actions required to be taken by outside directors are to be taken by a subcommittee of the Compensation Committee that consists solely of two or more Section 162(m)-qualified outside directors. Accordingly, although Mr. Crowell serves on the Compensation Committee, he is excluded from any discussions involving the granting of options to Named Executive Officers (as such term is defined in the rules and regulations promulgated by the Commission),  the establishment of performance goals for Section 162(m)-compliant bonuses to Named Executive Officers, or the certification of the achievement of those performance goals (in each case, in a manner that complies with Section 162(m) and the guidance promulgated thereunder); and such matters are delegated to an Section 162(m)-eligible subcommittee.

Accounting Treatment of Executive Compensation Decisions

We account for stock-based awards based on their grant date fair value, as determined under Accounting Standards Codification Topic 718 (“ASC 718”).  Compensation expense for these awards, to the extent such awards are expected to vest, is recognized on a straight-line basis over the requisite service period of the award or to an employee’s eligible retirement date (whichever is earlier). If the award is subject to a performance condition, however, the cost will vary based on our estimate of the number of shares that will ultimately vest over the requisite service or other period over which the performance condition is expected to be achieved.  In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution.  The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis.  The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.

REPORT OF THE COMPENSATION COMMITTEE

During the last fiscal year, and this year in preparation for the filing of the 2010 annual report and our proxy statement with the SEC, the Compensation Committee:

•                                          reviewed and discussed with management the information included in the “Compensation Discussion and Analysis” above; and

•                                          based on the review and discussions referred to above, recommended to the Board that the disclosure set forth under the heading “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into Gasco Energy, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Compensation Committee,

JOHN A. SCHMIT
MARC A. BRUNER
RICHARD J. BURGESS
CHARLES B. CROWELL
STEVEN (DEAN) FURBUSH
RICHARD S. LANGDON
CARMEN J. (TONY) LOTITO

Executive Compensation

Summary Compensation

The following table sets forth the compensation paid to our Named Executive Officers for services rendered in all capacities during the years ended December 31, 2010, 2009 and 2008. Prior year amounts have been restated to reflect the grant date fair value of the stock and option awards.

Summary Compensation Table for the Three Years Ended December 31, 2010

Name & Principal Position	Year	Salary	Bonus		Stock Awards	Option Awards	All Other Compensation	Total
		($)	($)		($)(3)	($)(3)	($)(4)	($)

Charles B. Crowell (1)	2010	289,100	100,000	(2)	18,500	83,850	—	491,450
Interim Chief Executive Officer

W. King Grant (1)	2010	262,358	100,000	(2)	18,500	47,100	21,083	449,041
President and	2009	267,208	125,000		—	66,000	12,272	470,480
Chief Financial Officer	2008	291,500	131,545		—	279,339	11,514	713,898

Michael K. Decker	2010	261,135	100,000	(2)	18,500	47,100	6,481	433,216
Executive Vice President and	2009	242,917	121,940		—	66,000	12,272	443,129
Chief Operations Officer	2008	291,500	197,317		—	273,675	11,514	774,006

Peggy A. Herald	2010	140,400	27,800		—	8,400	7,117	183,717
Vice President, Treasurer and	2009	143,000	—		—	33,000	7,262	183,262
Chief Accounting Officer	2008	156,000	35,000		—	86,550	9,514	287,064

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
		($)	($)	($)(3)	($)(3)	($)(4)	($)

Charles H. Wilson	2010	203,400	46,300	—	8,400	2,450	260,550
Vice President of Engineering	2009	188,333	—	—	—	3,133	191,466
and Operations	2008	226,000	50,000	—	71,350	11,514	358,864

Mark A. Erickson (1)	2010	33,671	—	—	—	828,641	862,312
Former President and	2009	242,917	230,203	—	66,000	12,272	551,392
Chief Executive Officer	2008	291,500	149,146	—	213,839	11,514	665,999

(1)          Mr. Crowell became our interim Chief Executive Officer effective January 27, 2010, upon the resignation of our former Chief Executive Officer and President, Mr. Erickson.  Effective January 1, 2011, Mr. Crowell resigned as interim Chief Executive Officer and Mr. Grant was promoted to Chief Executive Officer.  As Mr. Erickson resigned on January 27, 2010, the 2010 salary amount shown here reflects only the compensation that he received during the first 27 days of the year.

(2)          Bonus awards for Messrs. Crowell, Grant and Decker reflect the discretionary bonuses awarded to these officers in lieu of the guaranteed bonuses they would have been entitled to receive for the 2010 year, and for Ms. Herald and Mr. Wilson, discretionary bonuses granted in part to make up for the difference in prior salary reductions.

(3)          Restricted stock awards and stock option awards vest at varying schedules within one to five years of the grant date.  The value of the restricted stock and stock option awards represents the grant date fair value that was computed in accordance with ASC 718.  A discussion of the valuation assumptions used for purposes of the ASC 718 calculation is included under Note 6 of the Notes to Consolidated Financial Statements included in our Form 10-K filed with the SEC on March 2, 2011 for the year ending December 31, 2010. Option award amounts for 2009 and 2008 have been restated to reflect the grant date fair value of awards granted in those years.

(4)          Amount represents the employer contribution to the 401(k) plan of each Named Executive Officer except for Mr. Crowell who did not participate in the 401(k) plan.  Additionally, the 2010 amount for Mr. Grant includes $9,000 of rent expense reimbursement in accordance with his employment agreement. The 2010 amount for Mr. Erickson also includes severance payments of $600,000 and consulting fees of $220,803.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made during the year ended December 31, 2010 to our Named Executive Officers under any plan, including awards that have been transferred.

Grants of Plan-Based Awards Table

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		(#)	(#)	($/Sh)	($)
Charles B. Crowell	3/2/10	—	175,000	0.35	36,750
	6/29/10	—	60,000	0.36	12,600
	12/23/10	50,000	—	—	18,500
	12/23/10	—	150,000	0.37	34,500
W. King Grant	6/29/10	—	60,000	0.36	12,600
	12/23/10	50,000	—	—	18,500
	12/23/10	—	150,000	0.37	34,500
Michael K. Decker	6/29/10	—	60,000	0.36	12,600
	12/23/10	50,000	—	—	18,500
	12/23/10	—	150,000	0.37	34,500
Peggy A. Herald	6/29/10	—	40,000	0.36	8,400
Charles H. Wilson	6/29/10	—	40,000	0.36	8,400

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for the fiscal year ended December 31, 2010.

Employment Agreements Governing 2010 Compensation

W. King Grant III.  We entered into an employment agreement with Mr. Grant effective January 2, 2003, that would have expired on January 31, 2010 had we or Mr. Grant determined not to renew the agreement. On January 31st of each calendar year, however, the agreement automatically extended for a one year period unless we notified Mr. Grant in writing at least 120 days prior to the next anniversary date that we would not be renewing the agreement on the next anniversary date. Mr. Grant served as our Chief Financial Officer and Executive Vice President through January 27, 2010, at which time he was promoted to President upon the resignation of Mr. Erickson. Mr. Grant’s employment agreement and compensation were not modified or amended upon his change in positions in the 2010 year, thus this description of his employment agreement applies to his position as President rather than Chief Financial Officer and Executive Vice President. Mr. Grant’s employment agreement entitled him to an annual salary of $175,000, subject to increase at the discretion of the Board of Directors, and an annual guaranteed bonus equal to 0.5% of our cash flow from wells drilled by or on our behalf. The Board of Directors approved an increase in Mr. Grant’s annual salary to $291,500 effective January 1, 2008. Effective March 1, 2009, Mr. Grant’s annual salary was reduced by 10% to $262,350 in connection with the general salary reductions the Board of Directors imposed on our executive officers. His employment agreement also provided for the award to Mr. Grant of options to purchase 200,000 shares of Common Stock at $1.00 per share. The options vested 16 2/3% at the end of each four month period after the issuance date, February 14, 2003, until they became fully vested on February 14, 2005. Mr. Grant was also entitled to receive 10% of all option grants made by us each calendar year during the term of the agreement, although Mr. Grant waived this right with respect to all such option grants during 2007, 2008, 2009 and 2010 in order to reduce dilution to our stockholders and improve our access to the capital markets. In addition, the employment agreement provided that each year we and Mr. Grant would mutually agree on a performance-based bonus for Mr. Grant. The employment agreement also contained non-compete provisions in the event of Mr. Grant’s termination of employment. Mr. Grant’s employment agreement was amended on January 1, 2009 and on January 22, 2009 to among other things (i) provide for the forfeiture of any right to the annual incentive bonus compensation due to Mr. Grant if he did not remain employed by the us through receipt of the signed audit letter relating to such year and (ii) provide for a cash payment to Mr. Grant in an amount equal to twice the amount paid to him as his annual bonus compensation for the previous fiscal year upon termination of his employment without cause or in connection with a change in control.  The 2003 employment agreement also governed Mr. Grant’s employment relationship with us for a portion of the 2011 year, but was terminated in connection with our entry into a new agreement with Mr. Grant on February 8, 2011, as described below.

Michael K. Decker. We entered into an employment agreement with Mr. Decker effective July 1, 2003, that would have expired on January 31, 2010 had we or Mr. Decker determined not to renew the contract. On January 31st of each calendar year, however, the agreement automatically extended for a one year period unless we notified Mr. Decker in writing at least 120 days prior to the next anniversary date that we would not be renewing the agreement on the next anniversary date. Mr. Decker serves as our Chief Operating Officer and Executive Vice President. His employment agreement entitled him to an annual salary of $175,000 subject to increase at the discretion of the Board of Directors, and an annual guaranteed bonus equal to 0.75% of our cash flow from wells drilled by or on our behalf. The Board of Directors approved an increase in Mr. Decker’s annual salary to $291,500 effective January 1, 2008. Effective March 1, 2009, Mr. Decker’s annual salary was reduced by 20% to $233,200 in connection with the general salary reductions the Board of Directors imposed on our executive officers. The employment agreement also provided for the award of options to purchase 350,000 shares of Common Stock at $1.00 per share. The options vested 16 2/3% at the end of each four month period after the issuance date, February 14, 2003, until they became fully vested on February 14, 2005. Mr. Decker was also entitled to receive 10% of all option grants made by us each calendar year during the term of the agreement. Mr. Decker waived this right with respect to all option grants during 2007, 2008, 2009 and 2010 in order to reduce dilution to our stockholders and improve our access to the capital markets. In addition, the employment agreement provided that each year we and Mr. Decker would mutually agree on a performance-based bonus for Mr. Decker. The employment agreement also contained non-compete provisions in the event of Mr. Decker’s termination of employment. Mr. Decker’s employment agreement was amended on January 1, 2009 and January 22, 2009 to among other things (i) provide for the forfeiture of any right to the annual incentive bonus compensation due to Mr. Decker if he did not remain employed by us through receipt of the signed audit letter relating to such year and (ii) provide for a cash payment to Mr. Decker in an amount equal to twice the amount paid to him as annual bonus compensation for the previous fiscal year upon termination of his employment without cause or in connection with a change in control. The 2003 employment agreement also governed Mr. Decker’s employment relationship with us for a portion of the 2011 year, but was terminated in connection with our entry into a new agreement with Mr. Decker on February 8, 2011, as described below.

Mark A. Erickson.  We also entered into an employment agreement with Mr. Erickson in 2003, but in connection with his resignation on January 27, 2010, we entered into a Consulting Agreement and Release of Claims agreement with him that is further described below in the “Potential Payments Upon Termination or a Change in Control.”

New Employment Agreements for 2011

We entered into new employment agreements that will govern the compensation and employment relationship of Messrs. Grant and Decker on a going-forward basis beginning February 8, 2011.   The material terms of these new agreements are provided with the “Compensation Discussion and Analysis” section above, while discussions of the potential severance or change in control benefits provided for under these agreements is discussed in greater detail within the “Potential Payments Upon Termination or Change in Control” section below.

Salary and Bonus as Percentage of Total Compensation

The following table sets forth the percentage of salary and bonus as compared to our Named Executive Officer’s total compensation for the fiscal year ended December 31, 2010.

Named Executive Officer	Salary and Bonus Percentage of Total Compensation (1)
Charles B. Crowell	79%
W. King Grant	80%
Michael K. Decker	82%
Peggy A. Herald	91%
Charles H. Wilson	96%
Mark A. Erickson	4%

(1)          Represents the amounts in the salary plus the bonus columns compared to amounts in the total compensation column in the above “Summary Compensation Table.”

Equity Compensation Awards

The stock options that were granted to our Named Executive Officers on March 2, 2010 vest over one year following the grant date and expire within ten years of the grant date. The vesting schedule for the options granted on June 29, 2010 and December 23, 2010 is 16 2/3% at the end of each four-month period after the issuance date and these options expire within five years of the grant date.  Any stock options that remain unvested at the time of a termination of employment shall be forfeited. In the event that the executive’s employment with us is terminated for any reason except for death, disability or termination for cause prior to the exercise of the vested option, the option will terminate within ninety days of termination or within twelve months if the termination is due to death or disability and immediately if the termination is for cause.

The restricted stock awards granted to Messrs. Crowell, Grant and Decker on December 23, 2010 vest in equal one-third portions on the anniversary of the grant date.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table shows unexercised stock options and restricted stock that has not vested as of December 31, 2010 for each Named Executive Officer.

Outstanding Equity Awards as of December 31, 2010

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of	Market Value of
	Unexercised	Unexercised	Option	Option	Shares or Units	Shares or Units
	Options (#)	Options (#)	Exercise	Expiration	of Stock That	of Stock That
Name	Exercisable	Unexercisable	Price	Date	Have Not Vested	Have Not Vested
		(1)	($)		(#)(2)	($)(3)
Charles B. Crowell	100,000	—	1.00	2/10/13	50,000	17,500
	100,000	—	1.80	9/18/13
	31,250	—	1.00	12/15/13
	50,000	—	1.00	12/16/13
	100,000	—	2.15	8/12/14
	87,498	87,502	0.52	9/17/14
	125,000	—	3.39	6/9/15
	10,000	50,000	0.36	6/29/15
	—	150,000	0.37	12/23/15
	131,250	43,750	0.35	3/20/20

W. King Grant	137,000	—	2.00	12/31/11	50,000	17,500
	200,000	—	1.00	2/10/13
	200,000	—	1.80	9/18/13
	31,250	—	1.00	12/15/13
	100,000	—	1.92	7/27/14
	99,999	100,001	0.52	9/17/14
	160,000	—	3.39	6/9/15
	10,000	50,000	0.36	6/29/15
	—	150,000	0.37	12/23/15
	50,000	—	1.99	1/23/18

Michael K. Decker	57,000	—	2.00	12/31/11	50,000	17,500
	175,000	—	1.00	2/10/13
	200,000	—	1.80	9/18/13
	31,250	—	1.00	12/15/13
	50,000	—	1.92	7/27/14
	99,999	100,001	0.52	9/17/14
	80,000	—	3.39	6/9/15
	10,000	50,000	0.36	6/29/15
	—	150,000	0.37	12/23/15
	45,834	—	1.99	1/23/18

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of	Market Value of
	Unexercised	Unexercised	Option	Option	Shares or Units	Shares or Units
	Options (#)	Options (#)	Exercise	Expiration	of Stock That	of Stock That
Name	Exercisable	Unexercisable	Price	Date	Have Not Vested	Have Not Vested
		(1)	($)		(#)(2)	($)(3)
Peggy A. Herald	100,000	—	1.73	1/2/12	4,000	1,400
	50,000	—	1.00	2/10/13
	75,000	—	1.80	9/18/13
	12,500	—	1.00	12/15/13
	35,000	—	0.50	12/18/13
	40,000	—	1.92	7/27/14
	49,998	50,002	0.52	9/17/14
	125,000	—	3.39	6/9/15
	6,666	33,334	0.36	6/29/15
	45,240	30,160	1.90	9/26/17

Charles H. Wilson	65,000	—	1.80	9/18/13	4,000	1,400
	10,000	—	1.00	12/12/13
	30,000	—	0.50	12/18/13
	6,666	33,334	0.36	6/29/15
	150,000	70,000	3.10	10/16/16
	45,240	30,160	1.90	9/26/17

Mark A. Erickson	1,000,000	—	1.00	1/2/11	—	—
	25,000	—	2.00	1/27/11
	100,000	—	1.92	1/27/11
	160,000	—	3.39	1/27/11
	200,000	—	1.80	1/27/11
	31,250	—	1.00	1/27/11
	200,000	—	0.52	1/27/11

(1)        The unexercisable stock options with a strike price of $0.52 (337,506 aggregate shares) vest with respect to 16 2/3% of the full number of options granted that were awarded at the end of each four-month period after the issuance date of September 17, 2009. The unexercisable stock options with a strike price of $0.36 (216,668 aggregate shares) vest with respect to 16 2/3% of the full number of options granted at the end of each four-month period after the issuance date of June 29, 2010. The unexercisable stock options with a strike price of $0.37 (450,000 aggregate shares) vest with respect to 16 2/3% of the full number of options granted at the end of each four-month period after the issuance date of December 23, 2010. The unexercisable options with a strike price of $0.35 (43,750 aggregate shares) vest with respect to 25% of the full number of options granted at the end of each three-month period after the issuance date of March 20, 2010. The unexercisable stock options with a strike price of $1.90 (60,320 aggregate shares) vest with respect to 20% of the full number of options granted on each anniversary date of September 26, 2007.

(2)        The unvested shares of restricted stock vest as follows: Messrs. Crowell, Grant and Decker’s shares vest 33 1/3% on the anniversary of the grant date of December 23, 2010; Ms. Herald and Mr. Wilson’s shares vest in increments of 2,000 shares on each anniversary of the grant date of September 26, 2007.

(3)       The market value of shares in this column was calculated by multiplying the closing market price of our Common Stock on December 31, 2010 ($0.35) by the number of shares for each executive then outstanding.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the vesting of stock awards during 2010 on an aggregated basis for each of our Named Executive Officers.  There were no exercises of stock options during 2010.

Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)
Charles B. Crowell	—	—
W. King Grant	—	—
Michael K. Decker	—	—
Peggy A. Herald	2,000	580
Charles H. Wilson	42,000	14,980
Mark A. Erickson	—	—

(1)   The value of the restricted stock awards upon vesting was determined by multiplying the number of shares of Common Stock by the market price of the shares on the vesting date.

Potential Payments Upon Termination or Change in Control

Arrangements Effective at the End of Fiscal 2010

The employment agreements effective during the 2010 year were amended during 2008 to comply with Section 409A of the Code.

We maintained employment agreements with Messrs. Grant and Decker (the “Service Providers”) during the 2010 year which contained provisions regarding payments to be made to such individuals upon termination of their employment, either alone or in connection with a change of control (the “2010 Agreements”). The general provisions of these Agreements are described in greater detail above in “— Employment Agreements Governing 2010 Compensation.” The following discussion focuses on the terms and provisions that would have affected the Service Providers’ potential severance or change in control payments as of December 31, 2010.

Definitions.

For purposes of the 2010 Agreements, “cause” would have existed for termination of a Service Provider if he (i) pleaded guilty to or was found guilty of a felony involving an act of dishonesty or moral turpitude; (ii) engaged in gross misconduct that was materially and demonstratively injurious to us; (iii) made any material misrepresentation or omission to us regarding affiliates of the Service Provider; (iv) committed an unexcused material breach of his employment duties; (v) was found guilty of habitual neglect of his duties; (vi) usurped a corporate opportunity, was guilty of fraudulent embezzlement of our property or funds, or committed any act of fraud or intentional misrepresentation, moral turpitude, dishonesty or other misconduct that would constitute a felony; or (vii) committed a material, unexcused breach of the 2010 Agreement.

For purposes of the 2010 Agreements, a “change of control” would have occurred: (i) upon either of (A) any consolidation or merger of us with another corporation where less than 50% of the outstanding voting securities of the resulting corporation are owned by our stockholders immediately prior to such consolidation or merger, or (B) any sale, lease, exchange or other transfer (whether in one transaction or a series of related transactions) of all, or substantially all, of our assets; (ii) our stockholders’ approval of our complete liquidation or dissolution; (iii) any person becoming the beneficial owner of 50% or more of our outstanding Common Stock, without the prior approval of our Board of Directors; (iv) during any consecutive two-year period, individuals who at the beginning of the period constituted our entire Board of Directors cease to constitute a majority of our Board of Directors unless the election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (v) a change of control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange

Act shall have occurred; or (vi) any consolidation or merger of us with another corporation that results in the Service Provider not being retained by the Board of Directors in his current position.

The Service Providers would have incurred a “disability” under the 2010 Agreements if, as a result of the Service Provider’s incapacity due to physical or mental illness, the Service Provider had been absent from his duties on a full-time basis for three consecutive months and had not returned to the full-time performance of his duties within 30 days following a written notice of termination.

Payments.

Pursuant to the 2010 Agreements, in the event one of the Service Providers was terminated due to death or disability, by mutual agreement of the parties, after 90 days’ notice by the Service Provider, or due to the expiration of the term of the Agreement, the Service Provider would have received any salary, bonus compensation, and vacation accrued but unpaid through the date of termination (the “Accrued Obligations”), payable in a lump sum on the date of termination. The Service Provider would also have been entitled to exercise any vested options granted under our Stock Option Plan for a period of one year following the date of such termination.

The 2010 Agreements provided that if a Service Provider was terminated without “cause” by us or if he terminated his employment, at his option, because (i) we significantly diminished his responsibilities, authority or duties, or (ii) we acted or failed to act in a way that constituted a material breach of the 2010 Agreement (clause (i) and (ii) of this paragraph referred to as “good reason” termination events), the Service Provider would have received the following compensation: (A) Accrued Obligations, plus (B) an amount equal to the greater of (1) his base salary for one year, or (2) the sum of (i) his base salary for the remaining term of the 2010 Agreement and (ii) an amount equal to the greater of (x) $250,000, or (y) the amount specified in the “Recommended Change of Control Values Chart” below. The Service Provider would also have received a cash payment equal to the amount of his annual bonus for the last fiscal year for which he received an annual bonus. Such amounts would have been paid in a lump sum cash payment within the sixty day period following the Service Provider’s termination of employment. In addition, any unvested stock options held by the Service Provider would have immediately vested and the Service Provider would have been entitled to exercise all vested options granted under our Stock Option Plan for a period of one year following the date of termination.

In the event a Service Provider was terminated as a result of a “change of control” under the 2010 Agreements (meaning that such a termination must occur prior to the end of the calendar year in which the change of control occurs), he would have received (i) Accrued Obligations, and (ii)(A) if the change of control had not been recommended by our Board of Directors to our stockholders, an amount equal to the greater of (I) $750,000 or (II) the amount specified in the “Recommended Change of Control Values Chart” below, or (B) if the change of control had been recommended by our Board of Directors to our stockholders, the Service Provider would have received an amount based on the cash equivalent consideration paid to a holder of one share of our Common Stock as set forth in the “Recommended Change of Control Values Chart:”

Recommended Change of Control Values Chart

Level	Value of consideration for each Common Share	Messrs. Decker and Grant
I	$1.00 - $1.49	$250,000
II	$1.50 - $.199	$500,000
III	$2.00 - $2.49	$1,000,000
IV	$2.50 - $2.99	$1,250,000
V	$3.00 - $3.49	$1,500,000
VI	>$3.50	$1,750,000

For purposes of calculating hypothetical terminations as of December 31, 2010, we have assumed that our closing stock price of $0.35 on that date would control any calculations that involve the chart above, thus the Service Providers would not have been eligible to receive payments based off of the Recommended Change of Control Values Chart for the 2010 year, as the necessary stock price to receive a Level 1 payment is $1.00 per share.

In addition, in the event a Service Provider was terminated in connection with a change of control, whether recommended by the Board of Directors or not, any unvested stock options held by the Service Provider would have immediately vested and the Service Provider would have been entitled to exercise all vested options granted under our Stock Option Plan for a period of one year following the date of termination.  The Service Provider would also have received a cash payment equal to the amount of his annual bonus for the last fiscal year for which he received an annual bonus.

The 2010 Agreements contained confidentiality and non-solicitation provisions.  In the event of a breach of any of these covenants, we could have terminated the Service Provider for cause (provided the breach was material).  In addition, we would have been entitled to, in addition to all other remedies at law and in equity, specific performance and could have required the Service Provider to account for any profits or other benefits received in violation thereof.

While Messrs. Crowell and Wilson and Ms. Herald do not have employment agreements with us, each of these individuals has been granted stock options under the Stock Option Plan. The Stock Option Plan provides that upon a sale of all or substantially all of the assets of the Company, or a merger, consolidation or other reorganization of the Company where the Company is not the surviving corporation (a change of control, or more specifically within the Stock Option Plan, a “corporate transaction”), acceleration of the vesting of all outstanding options under the Stock Option Plan will occur immediately before such corporate transaction.  If we determine that the accelerated vesting of the stock options under this plan is not in the best interests of the Company, then we may alternatively require the successor corporation to assume the outstanding stock options. Mr. Crowell and Ms. Herald held 87,502 and 50,002 unexercisable stock options that were issued under the Stock Option Plan as of December 31, 2010, respectively. Each stock option’s exercise price was $0.52 per share. As the closing stock price on December 31, 2010 was $0.35 per share, no value was included in the table below for the acceleration of these stock options.

Messrs. Grant, Decker and Crowell were granted restricted stock awards pursuant to the Gasco Energy, Inc. Amended and Restated 2003 Restricted Stock Plan in December of 2010 (the “Restricted Stock Plan”), and Ms. Herald and Mr. Wilson received restricted stock awards from this plan in 2007.  The restricted stock awards for Messrs. Grant, Decker and Crowell generally vest in three equal installments on the annual anniversary of the grant of the award (December 31, 2010).  The restricted stock awards held by Ms. Herald and Mr. Wilson generally vest in five equal installments on each anniversary of the grant date (September 26, 2007).  Vesting will be accelerated, however, upon a change in control (as defined above with respect to the 2010 Agreements, but whether or not the change in control was recommended by the Board of Directors will have no bearing upon whether the awards for the Service Providers will become vested), or upon the termination of the executive by the Company without cause.

Potential Payments Upon Termination or Change in Control Table with Respect to the 2010 Agreements and the Restricted Stock Agreements under the Restricted Stock Plan

The following table presents the amounts payable to the Named Executive Officers pursuant to the 2010 Agreements and the restricted stock agreements.  Amounts have not been included in the table below with respect to our Named Executive Officers pursuant to the acceleration of options granted under the Stock Option Plan due to the price of our stock on December 31, 2010. Messrs. Crowell and Wilson and Ms.

Herald held stock options as of December 31, 2010 that had exercise prices greater than the price of our stock, thus there is no value to the acceleration of such options and such amounts are not included in the tables within this section. Each of the amounts in the table assumes that the applicable triggering event occurred on December 31, 2010, and that all Accrued Obligations were paid current as of the termination date. Values based upon our Common Stock were calculated using the closing price as of December 31, 2010 of $0.35.  All amounts are the cumulative payments that would be received under a termination or change in control, and are our best estimate as to the compensation that each executive would receive, although the exact amount of any individual payment would only be determinable upon an actual termination.

Name	Termination by Gasco without Cause or by Service Provider for Good Reason under 2010 Agreements (1)	Change of Control Recommended by Board of Directors under 2010 Agreements (2)	Change of Control Not Recommended by Board of Directors under 2010 Agreements (3)	Change of Control or Termination without Cause under Restricted Stock Plan (4)
W. King Grant	637,350	N/A	1,137,350	17,500
Michael K. Decker	633,075	N/A	1,133,075	17,500
Charles B. Crowell	N/A	N/A	N/A	17,500
Peggy A. Herald	N/A	N/A	N/A	1,400
Charles H. Wilson	N/A	N/A	N/A	1,400

(1)  The severance payments were calculated based on the greater of certain amounts described in greater detail above. For purposes of a termination as of December 31, 2010, the formula of payments that resulted in the greatest amount under the 2010 Agreements for each of the Service Providers was equal to the amount of that executive’s annual base salary for the remaining period of the Agreement, plus the fixed cash payment ($250,000). The amounts reflect the bonus amounts paid to each executive for the 2009 year.  As noted above, the amount does not include any amounts related to the acceleration of equity awards.

(2)  Using the “Recommended Change of Control Values Chart” above, this column shows the amounts each Service Provider would receive by using the average stock price during the 30 trading days prior to December 31, 2010.  Since this price is below the lowest price in the “Recommended Change of Control Values Chart,” the Service Providers would not receive such payments.

(3)  Amounts were calculated using the assumptions noted in Footnote #1, other than the fixed cash payment of $750,000 was used in lieu of $250,000.

(4)  With respect to the Service Providers, amounts in this column would be provided in addition to the amounts received and disclosed in the other columns of the table pursuant to the 2010 Agreements, as applicable.

Arrangements that Became Effective Following the End of Fiscal 2010

We have entered into employment agreements (collectively, the “Agreements”) with the Service Providers that terminated and replaced the 2010 Agreements, which contain provisions regarding payments to be made to such individuals upon termination of their employment, either alone or in connection with a change of control.  Like the 2010 Agreements, the Agreements comply with Section 409A of the Code. The general provisions of these Agreements are described in greater detail above in our “Compensation Discussion and Analysis.” While the severance or change of control benefits that the Named Executive Officers could have potentially received as of December 31, 2010 would not have been governed by these Agreements, we have included the following discussion due to the fact that any potential severance or change in control payments that could be paid to the Service Providers as of the date of this filing would instead be governed by these new Agreements rather than the 2010 Agreements.

For purposes of the Agreements, “cause” shall mean a determination by the Board of Directors that the Service Provider (i) has engaged in any act of dishonesty with regard to us that is intended to result in the Service Provider’s personal enrichment or any act of theft, fraud, embezzlement, misappropriation or willful breach of fiduciary duty to us, (ii) has been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction), (iii) has intentionally failed or willfully refused (other than by reason of an impairment as defined in the Agreement) to perform the Service Provider’s duties and responsibilities to us, (iv) has engaged in gross negligence or willful misconduct in the performance of the Service Provider’s duties with respect to us, or (v) has materially breached any material provision of the Agreement or any written agreement or corporate policy or code of conduct established by us. We will give the Service Providers written notice of any conduct we have determined would result in a for cause termination.

For purposes of the Agreements, a “change of control” and a “disability” shall generally have the same meanings in the 2010 Agreements.

Pursuant to the Agreements, the Service Providers will receive their Accrued Obligations (as defined in the 2010 Agreements) under the same conditions as they would have received them under the 2010 Agreements, payable in a lump sum on the date of termination.

The Agreements provide that if a Service Provider is terminated without “cause” by us or if he terminates his employment, at his option, because (i) we significantly diminish the Service Provider’s responsibilities, authority or duties, (ii) we materially reduce the Service Provider’s base salary, (iii) we cause the involuntary relocation of the geographic location of the Service Provider’s principal place of employment to a location that is outside of Denver, Colorado, or (iv) we act or fail to act in a way that constitutes a material breach of the Agreement (clause (i), (ii), (iii) and (iv) of this paragraph referred to as “good reason” termination events), and a Change in Control has not occurred within 12 months prior to such termination of employment we will pay the Service Provider monthly installments equal to the Severance Amount (as defined below) for the greater of the remaining months in the initial two year term or 18 months. The Severance Amount is equal to the Service Provider’s base salary immediately prior to termination of employment divided by 12, plus a monthly living stipend and a monthly travel stipend with respect to Mr. Grant.

In the event the Service Provider is employed by us at the time of a Change in Control and within one year of such Change in Control, the Service Provider’s employment is terminated (i) by us without Cause, (ii) by the Service Provider for good reason, or (iii) by our proper notice of nonrenewal, we will pay the Service Provider a lump sum equal to the Severance Amount multiplied by thirty. Additionally, non-vested stock options, restricted stock and other equity-based awards held by the Service Provider will vest immediately upon such termination of employment.

Despite any timing noted above for payments to the Service Providers pursuant to the Agreements, in the event that any payments under the Agreements could be considered “deferred compensation” pursuant to Section 409A of the Code, the portion of the amount that would be subject to this Code section will be delayed for a period of six months following the Service Provider’s termination of employment.

The Agreements contain confidentiality and non-solicitation provisions similar to those within the 2010 Agreements described above.

Potential Payments Upon Termination or Change in Control Table with Respect to the Agreements

The following table presents the amounts payable to the Service Providers pursuant to the Agreements.  The same assumptions provided above with respect to the amounts under the 2010 Agreements were also used to calculate the numbers below. The restricted stock awards that would receive acceleration upon a change of control or a termination of employment have been disclosed in the table immediately above.

Name	Termination by Gasco Without Cause or by Service Provider for Good Reason not within 12 Months of Change in Control (1)	Termination by Gasco Without Cause or by Service Provider for Good Reason within 12 Months of Change in Control (2)
W. King Grant	542,212	673,390
Michael K. Decker	539,764	670,330

(1)   The severance payments following a termination without cause or for good reason are calculated based on the greater of certain amounts described in greater detail above.  For purposes of a termination as of December 31, 2010, the formula of payments that resulted in the greatest amount under the Agreements for each of the Service Providers utilized the amount of that executive’s annual base salary for the remaining period of the Agreement, although we have assumed the full term would be outstanding since the agreements did not become effective until February 8, 2011 and we calculated amounts here as of December 31, 2010. The cash severance payments provided to the executives above equal $524,712 for Mr. Grant and $522,264 for Mr. Decker.  Pursuant to the Agreements, the Service Providers are entitled to the accelerated vesting of certain stock options but due to our stock price on December 31, 2010, the acceleration resulted in no additional value in the table above. Amounts included with respect to the acceleration of restricted stock awards were calculated by multiplying 50,000 shares of outstanding awards by $0.35, which equals $17,500.

(2)   The severance payments following a termination without cause or for good reason that occurs within 12 months of a change in control are calculated based on the Severance Amount, as described above for Mr. Grant and Mr. Decker multiplied by thirty rather than 24.  The cash severance payments provided to the executives above equal $655,890 for Mr. Grant and $652,830 for Mr. Decker.  Pursuant to the Agreements, the Service Providers are entitled to the accelerated vesting of certain stock options but due to our stock price on December 31, 2010, the acceleration resulted in no additional value in the table above. Amounts included with respect to the acceleration of restricted stock awards were calculated by multiplying 50,000 shares of outstanding awards by $0.35, which equals $17,500.

We entered into a Consulting Agreement and Release of Claims agreement with our former President and Chief Executive Officer, Mr. Erickson, in connection with his resignation from his executive officer positions as well as his service as a director on January 27, 2010.  The Consulting Agreement governed, among other things, Mr. Erickson’s obligation to provide us with consulting and transition services for a period of nine months following his separation date.  As consideration for entering into the Consulting Agreement, we provided Mr. Erickson with a monthly payment of $25,000 for the period of time between February and October, 2010.  Mr. Erickson received a one-time lump sum payment of $600,000 on March 26, 2010, and a one-time lump sum payment of $325,000 on March 1, 2011.  All together these payments totaled $1,150,000.  As noted above, Mr. Erickson also received his royalty interests described in the Settlement Agreement from 2004, but such conveyance was paid in accordance with Section 409A of the Code, thus did not occur until after the six month period following Mr. Erickson’s “separation from service” with us in accordance with the regulations promulgated pursuant to Section 409A of the Code.

Director Compensation

The following table sets forth the compensation paid to our non-employee directors for services rendered during the year ended December 31, 2010.  Directors who are our full-time employees receive no compensation for serving as directors.

Prior to March 1, 2010, each non-employee director received a monthly director’s fee of $2,000 plus an additional monthly fee of $500 for members of the Audit and Compensation Committees and $1,000 for the members of the Executive Committee.  The members of the Nominating Committee do not receive monthly fees for serving on this committee. Effective March 1, 2010, the director fees were increased to a monthly director fee of $3,000 plus an additional monthly fee of $1,000 for each committee on which the director served. Effective September 1, 2010, the monthly compensation paid to each director for each committee on which the director served was limited to payment for service on two committees. The directors were also entitled to receive additional compensation of $500 for each half day spent on our business in excess of five calendar days in a single month. In addition, each director was reimbursed for reasonable travel expenses incurred in connection with the director’s attendance at Board of Directors and committee meetings.

During 2010, the non-employee directors, except for Mr. Furbush who joined our Board of Directors in June 2010, were each granted 35,000 stock options on June 29, 2010 with a strike price of $0.36 per share. Mr. Furbush was granted 50,000 stock options on July 20, 2010 with a strike price of $0.34 per share. All of the options vest 16 2/3% at the end of each four month period following the grant date and expire within five years.

Non-Employee Director Compensation for the Year Ended December 31, 2010

Name	Fees Earned or Paid in Cash	Option Awards	Total
	($)	($) (1)(2)(3)	($)
Marc Bruner (4)	38,000	22,485	60,485
Richard Burgess	56,000	60,741	116,741
Dean Furbush (5)	26,000	2,468	28,468
Richard Langdon	56,000	60,741	116,741
Carmen Lotito	56,000	60,741	116,741
John Schmit	58,000	64,866	122,866

(1)   The value of the stock option awards represents the stock option awards represents the grant date fair value that was computed in accordance with ASC 718.  A discussion of the valuation assumptions used for purposes of the ASC 718 calculation is included under Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 2, 2011.

(2)   The grant date fair value of each stock option awarded to our non-employee directors is $0.36 per share for options granted on June 29, 2010 and $0.34 per share for the options granted on July 20, 2010.

(3)   There were no outstanding stock awards as of December 31, 2010.  The following table shows the aggregate number of stock option awards outstanding for each non-employee director as of December 31, 2010.

Name	Aggregate Number of Stock Option Awards Outstanding at December 31, 2010
Marc Bruner	1,310,000
Richard Burgess	453,750
Dean Furbush	50,000
Richard Langdon	503,750
Carmen Lotito	572,500
John Schmit	378,750

(4)   See “Certain Relationships and Related Party Transactions” above for a discussion of Mr. Bruner’s consulting agreement.

(5)   Mr. Furbush joined our Board of Directors in June 2010.

Risk Assessment Related to Our Compensation Structure

In making decisions regarding our compensation program design and pay levels, our Compensation Committee and senior management consider many factors, including any potential risks to us and our stockholders.

We have reviewed our compensation policies and practices for all employees, including our executive officers, and determined that, although a significant portion of our executives’ compensation is performance-based, our compensation programs are appropriately structured and are not reasonably likely to cause behaviors that would have a material adverse effect on us. Moreover, we believe that several design features of our compensation programs and policies reduce the likelihood of excessive risk-taking:

•      Our compensation program provides what we believe is an appropriate mix of cash and equity, annual and long-term incentives, and performance metrics.

•      Compliance and ethical behaviors are integral factors considered in all performance assessments.

•      We set proper ethical and moral expectations through our policies and procedures and provide various mechanisms for reporting issues.

•      We maintain an aggressive internal and external audit program, which enables us to verify that our compensation policies and practices are aligned with expectations.

We have determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Equity Compensation Plans

The table below provides information relating to our equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance (excluding securities reflected in column)
Equity compensation plans approved by security holders
1998 Stock Option Plan	8,717,733	(1)	1.80		—
2003 Restricted Stock Plan	—		N/A		197,450
Equity compensation plans not approved by security holders	3,972,000		1.24		—	(2)
Total	12,881,033		1.63	(3)	197,450

(1)   Shares issued under the 1999 Stock Option Plan vest at varying schedule within one to five years of the grant date, provided in each case the holder remains employed by us. These shares do not include the shares of Common Stock underlying options granted on and after December 15, 2009, which shares will be issued pursuant to our 2011 Long-Term Incentive Plan to the extent approved by our stockholders as described below.

(2)   The equity compensation plan not approved by stockholders is comprised of individual Common Stock option agreements issued to our directors, consultants and employees as summarized below. The Common Stock options vest between zero and two years of the date of issue and expire during the period from 2012 through 2020.  The exercise prices of these options range from $0.28 per share to $3.00 per share.  Since these options were issued pursuant to individual compensation arrangements, there are no options available under any plan for future issuance.  The material terms of these options are as follows:

Options Issued to:	Number of Options	Exercise Price	Vesting Dates	Expiration Dates
Employees	2,672,000	$0.28 - $3.00	2001 – 2012	2011 – 2020
Consultants	50,000	$1.80	2001	2011
Directors	1,250,000	$2.00	2001	2011
Total Issued	3,972,000

(3)   Weighted average exercise price of options to purchase a total of 12,689,733 shares of Common Stock.

PERFORMANCE CHART

The following chart shows the changes in the value of $100, over the period from December 31, 2005 until December 31, 2010, invested in: (1) Gasco Energy, Inc.; (2) the AMEX Composite Index; and (3) a peer group consisting of all the publicly-held companies within SIC code 1311, Crude Petroleum and Natural Gas, which consists of approximately 251 companies.  The year-end value of each investment is based on share price appreciation and assumes that $100 was invested on December 31, 2005 and that all dividends were reinvested.  Calculations exclude trading commissions and taxes. The comparison of past performance in the graph is required by the Securities Exchange Commission and is not intended to forecast or be indicative of possible future performance of our Common Stock.

The information provided in this Performance Chart is being furnished to, and not filed with, the SEC. As such, this information is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL TWO:

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC

(Item A, #2 on Proxy Card)

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (“CD&A”) section of and elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executive officers based on our performance.  In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders.  To do this, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals.  It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A section of this Proxy Statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Compensation of Directors and Executive Officers” section of this Proxy Statement.

Congress has recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which requires a non-binding advisory “Say on Pay” vote and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

As an advisory vote, Proposal 2 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, or require the Board or the Compensation Committee to take any action.  Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for Named Executive Officers.  In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

In light of the above, we are asking stockholders to vote “FOR” the following resolution appearing in Item A, #2 on Proxy Card:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation philosophy, policies and procedures and the compensation of the Named Executive Officers as disclosed in the Proxy Statement for Gasco Energy, Inc.’s 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NON-BINDING ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL THREE:

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Item A, #3 on Proxy Card)

Dodd-Frank enables our stockholders to indicate how frequently we should seek a non-binding advisory vote on the compensation of the Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included in this Proxy Statement. The vote with regard to this Proposal 3 will determine the schedule on which future “Say on Pay” proposals like Proposal 2 are presented to stockholders.

By voting on this Proposal 3, stockholders may indicate whether the non-binding advisory vote should occur every three years, every two years or every year.  After careful consideration of this Proposal 3, the Board has determined that a non-binding advisory vote on executive compensation that occurs every year is the most appropriate alternative, and therefore the Board recommends that you support a frequency period of every year for the non-binding advisory vote on executive compensation.

Setting a one year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for us to obtain information on investor sentiment about our executive compensation philosophy. A non-binding advisory vote every year will be the most effective timeframe for us to respond to stockholder feedback and provide us with sufficient time to engage with stockholders to understand and respond to the vote results. We also believe a one year vote would align more closely with the multi-year performance measurement cycle we use to reward long-term performance. Our executive compensation programs are based on our long-term business strategy, which is more appropriately reflected with a one year timeframe.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the following resolution appearing in Item A, #3 on Proxy Card.

We understand that our stockholders may have different views as to what is an appropriate frequency for non-binding advisory votes on executive compensation, and we will carefully review the voting results. Notwithstanding the outcome of the stockholder vote, the Board may in the future decide to conduct non-binding advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with our stockholders and the adoption of material changes to our compensation programs.

As an advisory vote, Proposal 3 is not binding on the Board, will not overrule any decisions made by the Board, or require the Board to take any action.  Although the vote is non-binding, the Board values the opinions of our stockholders, and will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our proxy statements for future annual meetings.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NON-BINDING ADVISORY APPROVAL OF A FREQUENCY OF ONE YEAR FOR FUTURE NON-BINDING ADVISORY STOCKHOLDER VOTES ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR:

APPROVAL OF THE GASCO ENERGY, INC. LONG-TERM INCENTIVE PLAN

(Item A, #4 on Proxy Card)

A summary of the principal features of the Gasco Energy, Inc. 2011 Long-Term Incentive Plan (the “LTIP”) is provided below but does not purport to be a complete description of all of the provisions of the LTIP.  The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the LTIP, which is set forth in Appendix A.

Reason for the Adoption of the LTIP

Previously we adopted the San Joaquin Resources Inc. 1999 Stock Option Plan (the “1999 Plan”).   As of January 17, 2009, the 1999 Plan is no longer available to make awards to our service providers without receipt of the approval of our stockholders.  Therefore, we have adopted the LTIP and, provided our stockholders approve the terms of the LTIP, we will utilize the LTIP in making equity and incentive awards to certain key employees, directors, consultants and advisors.  By approving the LTIP, stockholders will also be approving stock options made to certain of our employees and non-employee directors on and after January 17, 2009 and originally granted pursuant to the 1999 Plan (the “Outstanding LTIP Options”).  While those stock options were made pursuant to the terms of the 1999 Plan (the terms of which, as applicable to the stock options, do not vary materially from the terms of the LTIP), to the extent shares of our Common Stock become issuable upon the exercise of those stock options they will count against the LTIP share pool.  See the New Plan Benefits Table below for information regarding the shares outstanding under those options (providing stockholders approve the LTIP).  See Exhibit 4.1 of our Annual Report on Form 10-KSB filed for the fiscal year ended December 31, 1999, for a copy of our 1999 Plan.

In addition, the deductibility of awards granted to certain employees after the Annual Meeting will potentially be limited unless the LTIP is approved by stockholders. These awards are intended to qualify for exemption from the deduction limitations of Section 162(m) (“Section 162(m)”) of the Code by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m).

Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our principal financial officer) determined pursuant to the executive compensation disclosure rules under the Exchange Act (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year.  However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m).  In addition to certain other requirements, in order for awards under the LTIP to constitute “performance-based compensation,” the material terms of the LTIP must be disclosed to and approved by our stockholders.

Under the Section 162(m) regulations, the material terms of the LTIP are (i) the maximum amount of compensation that may be paid to a participant under the LTIP in any calendar year, (ii) the employees eligible to receive compensation under the LTIP, and (iii) the business criteria on which the performance goals are based.  These provisions, along with the terms of the LTIP generally, are described below.  We intend for certain awards under the LTIP to continue to qualify for exemption from the deduction limitations of Section 162(m).  Accordingly, we are asking stockholders to approve the LTIP so that awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will be fully deductible.

General

The purpose of the LTIP is to provide a means to enhance our profitable growth and that of our subsidiaries by attracting and retaining employees, directors, consultants and advisors by providing such individuals with a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of our Common Stock. The LTIP also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for our welfare and their desire to remain in our employ. We seek to achieve the LTIP’s purpose by primarily providing grants of (i) incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”), (ii) stock options that do not qualify as Incentive Options (“Nonstatutory Options” and, together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) restricted stock units (“Restricted Stock Units”), (vi) bonus stock, (vii) performance awards, or (viii) any combination of such awards (collectively referred to as “Awards”). See “— Securities To Be Offered.”

No Awards may be made under the LTIP after the date that is ten years from the date the LTIP was adopted.

The LTIP, in part, is intended to qualify under the provisions of Section 422 of the Code. See “— Federal Tax Consequences.” The LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration of the Plan

The Board of Directors has appointed the Compensation Committee to administer the LTIP pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board of Directors chooses to take action under the LTIP, or except to the extent Section 162(m) of the Code requires action by a subcommittee of the Compensation Committee consisting solely of two or more outside directors in order for an Award to constitute performance-based compensation (such administering body, the “Subcommittee”). Unless otherwise limited by the LTIP, Rule 16b-3 of the Exchange Act, or the Code, the Subcommittee has broad discretion to administer the LTIP, interpret its provisions, and adopt policies for implementing the LTIP. This discretion includes the power to determine to whom and when Awards will be granted, determine the amount of such Awards (measured in cash, shares of Common Stock or as otherwise designated), proscribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), accelerate the exercise terms of an Option, delegate duties under the LTIP, terminate, modify or amend the LTIP (subject to Board ratification), and execute all other responsibilities permitted or required under the LTIP.

Persons Who May Participate in the LTIP

Any individual who provides services to us or our subsidiaries, including non-employee directors and consultants (an “Eligible Person”), and is designated by the Subcommittee to receive an Award under the LTIP will be a “Participant.” An employee on leave of absence may be considered still employed by us for determining eligibility under the LTIP. Any individual granted an Award which remains outstanding under the LTIP, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the LTIP. We currently have seven non-employee directors, five executive officers and approximately 21 other employees who are eligible to participate in the LTIP.

A Participant under the LTIP will be eligible to receive an Award pursuant to the terms of the LTIP and subject to any limitations imposed by appropriate action of the Subcommittee. No Award may be granted if the Award relates to a number of shares of Common Stock which exceeds the number of shares which remain available under the LTIP minus the number of shares issuable in settlement of or relating to outstanding Awards. Additionally, no Award may be granted in each calendar year to Eligible Persons likely to be Covered Employees for more than 500,000 shares (subject to any adjustment due to recapitalization or reorganization permitted under the LTIP) and no payment may be made in cash with respect to Awards that are not related to Common Stock in excess of $1,500,000.

With respect to Incentive Options, a Participant must be our employee or an employee of one of our subsidiaries and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of our stock or that of a subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the Common Stock underlying the Incentive Option and the Incentive Option is not, by its terms, exercisable after the fifth anniversary of the date of grant.

Securities to be Offered

Shares Subject to the LTIP

The maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the LTIP is 21,378,483 (subject to any adjustment due to recapitalization or reorganization permitted under the LTIP).  As of May 20, 2011, 1,371,000 shares are subject to Outstanding LTIP Options.  This number includes 13,078,483 unused shares under the 1999 Plan as well as an additional 8,300,000 new shares. We believe our historic use of shares has been prudent and that the number of shares requested under the LTIP will provide the Subcommittee with sufficient shares to achieve its long-term compensation strategy for several years. Shares of our Common Stock issuable upon exercise of the Outstanding LTIP Options will be issued pursuant to the LTIP.  Notwithstanding the fact that the Outstanding LTIP Options were originally granted under the 1999 Plan, the terms of the Outstanding LTIP Options are consistent with the terms of Options that may be granted under the LTIP.  Shares of Common Stock subject to Awards that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including shares forfeited with respect to Restricted Stock and shares surrendered or withheld in payment of taxes relating to Awards other than Options and SARs, will again be available for Awards under the LTIP, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.  For purposes of clarity, shares tendered to pay for the exercise or purchase price of an Award, shares withheld for taxes with respect to Options and SARs, and shares repurchased by us on the open market will not be available again for Awards under the Plan. The Common Stock sold pursuant to the LTIP may be authorized but unissued shares, shares held by us in treasury, or shares which have been reacquired by us including shares which have been bought on the market for the purposes of the LTIP. The fair market value of the Common Stock on a given date will be the closing sales price reported by NYSE Amex for the Common Stock on such date (or, if no such sale takes place on such day, then the closing sales price reported on the last business day before the date in question). There are no fees, commissions or other charges applicable to a purchase of Common Stock under the LTIP.

Awards

Outstanding Awards

As of May 20, 2011, there are an aggregate of 1,371,000 shares of Common Stock underlying Outstanding LTIP Options. The exercise prices for stock options range from $0.28 to $0.37.  On May 20, 2011, the closing price of a share of our Common Stock was $0.35.

Stock Options

We may grant Options to Eligible Persons including (i) Incentive Options (only to our employees or those of our subsidiaries) which comply with Section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the LTIP will be stated in the Option agreement and may vary; however, the exercise price for an Incentive Option must not be less than the greater of (a) the par value per share of Common Stock or (b) the fair market value per share as of the date of grant. The exercise price per share of Common Stock subject to an Option other than an Incentive Stock Option will not be less than the par value per share of the Common Stock (but may be less than the fair market value of a share of the Common Stock on the date of grant). Options may be exercised as the Subcommittee determines, but not later than ten years from the date of grant. Any Incentive Option which fails to comply with Section 422 of the Code for any reason, will result in the reclassification of the Option to a Nonstatutory Option which will be exercisable as such. The Subcommittee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Subcommittee, payment in Common Stock, other Awards or other property) and the methods and forms in which Common Stock will be delivered to a Participant.

SARs

SARs may be awarded in connection with or separate from an Option. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of the Common Stock on the date of exercise over the grant price of the SAR as determined by the Subcommittee. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related Option is exercisable or transferable. SARs granted independently of an Option will be exercisable as the Subcommittee determines. The term of an SAR will be for a period determined by the Subcommittee but will not exceed ten years. SARs may be paid in cash, stock or a combination of cash and stock, as the Subcommittee provides in the Award agreement governing the SAR.

Restricted Stock Awards

A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Subcommittee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Subcommittee. Except as otherwise provided under the terms of the LTIP or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the Common Stock subject to the Restricted Stock Award or to receive dividends on the Common Stock subject to the Restricted Stock Award (subject to any mandatory reinvestment or other requirements imposed by the Subcommittee) during the restriction period. Unless otherwise waived by the Subcommittee, a Restricted Stock Award which is subject to forfeiture restrictions will be forfeited and reacquired by us upon termination of employment. As a condition of a Restricted Stock Award grant, the Subcommittee may require or permit a Participant to elect that any cash dividends paid on a share of Common Stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under the LTIP. Unless otherwise determined by the Subcommittee, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property has been distributed.

Restricted Stock Units

Restricted Stock Units are rights to receive Common Stock, cash, or a combination of both at the end of a specified period. The Subcommittee may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement which may lapse at such times determined by the Subcommittee. Restricted Stock Units may be satisfied by delivery of Common Stock, cash equal to the fair market value of the specified number of shares of Common Stock covered by the Restricted Stock Units, or any combination thereof determined by the Subcommittee at the date of grant or thereafter. Except as otherwise provided by the Subcommittee in the Award agreement or otherwise, Restricted Stock Units subject to forfeiture restrictions may be forfeited upon termination of a Participant’s employment prior to the end of the specified period. Dividend equivalents on the specified number of shares of Common Stock covered by Restricted Stock Units will be either (i) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a fair market value equal to the amount of such dividends, or (ii) automatically deemed reinvested in additional Restricted Stock Units, other Awards, or other investment vehicles permitted by the Subcommittee and elected by the Participant, unless otherwise determined by the Subcommittee on the date of grant.

Bonus Stock and Awards in Lieu of Other Obligations

The Subcommittee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under the LTIP or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act. The Subcommittee will determine any terms and conditions applicable to grants of Common Stock or other Awards, including performance criteria associated with an Award. Any grant of Common Stock to an officer of us or a subsidiary in lieu of salary or other cash compensation will be reasonable, as determined by the Subcommittee.

Dividend Equivalent

Dividend equivalents may be granted entitling a Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments at the discretion of the Subcommittee. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award. The Subcommittee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional Common Stock, Awards, or other investment vehicles. The Subcommittee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Other Awards

Participants may be granted, subject to applicable legal limitations and the terms of the LTIP and its purposes, other Awards related to Common Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Common Stock). Such Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon our performance or any other factors designated by the Subcommittee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. The Subcommittee will determine terms and conditions of all such Awards, including without limitation, method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award. Cash awards may be granted as an independent award or as an element of or a supplement to any Awards permitted under the LTIP.

Performance Awards

The Subcommittee may designate that certain Awards granted under the LTIP constitute “performance” Awards. A performance Award is any Award the grant, exercise or settlement of which is subject to one or more performance standards. Additionally, performance Award also means an Award granted to a person designated by the Subcommittee as likely to be a Covered Employee. One or more of the following business criteria determined on a consolidated basis and/or for specified subsidiaries or our business or geographical units (except with respect to the total stockholder return and earnings per share criteria) shall be used by the Subcommittee: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the fair market value of our Common Stock; (23) operating income; (24) finding and development costs; (25) reserve growth; and (26) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Subcommittee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

Other Provisions

Tax Withholding

At the discretion of the Subcommittee and subject to conditions that the Subcommittee may impose, a participant’s tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of Common Stock issuable pursuant to the Award based on the fair market value of the shares.

Merger or Recapitalization

If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the Subcommittee in the shares subject to an Award under the LTIP.

Change in Control

Upon a change in control (as such term is defined in the LTIP) the Subcommittee shall fully accelerate the forfeiture provisions associated with all outstanding Options and, acting in its sole discretion without the approval of any holder, will effect one of the following alternatives with respect to Options: (i) accelerate the exercisability of the Options to be exercised before a specified date, after which unexercised Options will terminate; (ii) require the mandatory surrender to and repurchase by us of all outstanding Options; or (iii) make such adjustments as the Subcommittee deems appropriate. The Subcommittee will make such changes as it deems appropriate in the number and price of shares of Common Stock or other consideration subject to other Awards. Also, the Subcommittee may, in its discretion, fully vest and cause all restrictions to lapse applicable to any Restricted Stock Award (or other unvested Award). Any such action may vary both among different holders and different Awards held by the same holder.

Amendment

Without stockholder approval, the Board of Directors may at any time and from time to time with respect to any shares which, at the time, are not subject to Awards, suspend, discontinue, revise, or amend the LTIP in any respect whatsoever, and may amend any provision of the LTIP or any Award agreement to make the LTIP or the Award agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, ERISA, or any other law, rule or regulation that may affect the LTIP. Such amendments are subject to stockholder approval to the extent such approval is required by any state or federal law and regulation or the rules of the NYSE Amex. The Board may also amend, modify, suspend or terminate the LTIP for the purpose of meeting or addressing any changes in other legal requirements applicable to us or the LTIP or for any other purpose permitted by law. The LTIP may not be amended without stockholder approval to increase the aggregate number of shares of Common Stock that may be issued under the LTIP. Except as provided above, no amendment, modification, suspension or termination of the LTIP may alter or impair Awards previously granted under the LTIP without the consent of the affected Participant.

Transferability of Awards

In accordance with rules prescribed by the Subcommittee, the Subcommittee may permit a person to transfer in the form of a gift, Nonstatutory Options or SARs, (i) to a child (including a step or in-law relationship), grandchild, parent (including a step or in-law relationship), grandparent, spouse, former spouse, sibling (including an in-law), niece, or nephew, including adoptive relationships in any case, and any person sharing the household of a holder of such Award (“Immediate Family Members”), (ii) to a trust established for the exclusive benefit of one or more Immediate Family Members, (iii) to a partnership in which Immediate Family Members are the only partners or (iv) pursuant to a qualified domestic relations order. An SAR granted in tandem with a Nonstatutory Option will not be transferable other than in connection with the transfer of the Nonstatutory Option to which the SAR relates. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution.

Following the transfer of any Award described above, such Awards will remain subject to the same terms and conditions as were applicable to such Awards immediately prior to transfer, provided that the transferee will be substituted for the transferor to the extent appropriate to enable the transferee to exercise the transferred Awards. When transferred Awards are exercised by a transferee, the Common Stock received as a result of the exercise may be subject to the one year holding period and other limitations on resale prescribed by Rule 144 promulgated under the Securities Act of 1933. In addition, Awards transferred by a Participant subject to the reporting requirements of Section 16(a) of the Exchange Act to Immediate Family Members in the same household as the transferor will continue to be reportable by the transferor as indirectly owned by the transferor.

Any holder of an Award desiring to transfer such Award to an Immediate Family Member must make an application for transfer and comply with such other requirements the Subcommittee may require. To the extent regulations promulgated under the Exchange Act permit Awards to be transferred in circumstances other than as described above, the Subcommittee may, but will not be obligated to, amend the LTIP to permit transfers as permitted by such regulations.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively).  Awards under the LTIP could be subject to additional taxes under section 409A of the Code.  However, Awards currently outstanding have been designed to avoid application of section 409A of the Code and if Awards are granted subject to section 409A, such Awards will be designed to comply with the limitations and restrictions of such provision.  The tax treatment of a Participant in the LTIP may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Nonstatutory Options; SARs; Incentive Options

Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by us) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “— Internal Revenue Code Limitations on Deductibility” below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Neither we nor our subsidiaries will be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we (or a subsidiary) will then, subject to the discussion below under “— Internal Revenue Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above. If a reload option is issued in connection with a Participant’s transfer of previously held Common Stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.

The LTIP allows the Subcommittee to permit the transfer of Awards in limited circumstances. See “Description of the 2001 LTIP — Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options or SARs. However, the IRS informally has indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/ FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $13,000 (in 2011) per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Units; Restricted Stock Awards; Cash Awards

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of Restricted Stock Units denominated in Common Stock, but rather, will generally recognize ordinary compensation income at the time he receives Common Stock in satisfaction of the Restricted Stock Units in an amount equal to the fair market value of the Common Stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock Award or bonus stock Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the Common Stock is received in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash received. Dividends that are received by a Participant prior to the time that the Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Internal Revenue Code Limitations on Deductibility

In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or that of a subsidiary) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or that of a subsidiary) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Subcommittee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of Common Stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. If the amendment proposed by the Board of Directors is adopted at the Annual Meeting a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 500,000 shares of Common Stock or, with respect to Awards not related to Shares of Common Stock, $1,500,000, in any given fiscal year. Although the LTIP has been drafted to satisfy the requirements for the performance-based compensation exception, we may determine that it is in our best interests not to satisfy the requirements for the exception. See “Description of the LTIP — Awards — Performance Awards.”

Previously Awarded Options

The Awards, if any, that will be made to eligible persons under the LTIP in the future are subject to the discretion of the Subcommittee and, therefore, cannot be determined with certainty at this time. The following table sets forth, for the Named Executive Officers and certain groups, all shares underlying or issued pursuant to the Outstanding LTIP Options as of May 20, 2011.  No associate of any of the directors, executive officers or director nominees set forth below holds or has held options to purchase our Common Stock granted under the LTIP.

Name and Principal Position	Number of Shares Issued or Underlying Options
Charles B. Crowell Chief Executive Officer	385,000
Mark A. Erickson Chief Executive Officer prior to January 27, 2010	0
W. King Grant President and Chief Financial Officer	210,000
Michael K Decker Executive Vice President and Chief Operations Officer	210,000
Peggy A. Herald Vice President, Treasurer, and Chief Accounting Officer	40,000
Charles H. Wilson Vice President	40,000
Marc A. Bruner	35,000
Richard J. Burgess	35,000
Steven D. (Dean) Furbush	50,000
Richard S. Langdon	35,000
Carmen J. (Tony) Lotito	35,000
John A. Schmitt	35,000
All Executives as a Group (1)	885,000
Non-Executive Director Group (2)	225,000
Non-Executive Officer Employee Group (3)	261,000
Total	1,371,000

(1)      Consists of all of our executive officers (six persons).

(2)      Consists of all members of the Board of Directors who were not (in 2010) also our executive officers and including the nominees set forth above (six persons).

(3)      Consists of all of our employees (other than the executive officers) who have previously received Outstanding LTIP Options.

Consequences of Failure to Approve the Proposal

Our stockholders are voting to approve the LTIP, which approval includes approval of (i) the maximum amount of compensation that may be paid to a participant under the LTIP in any fiscal year, (ii) the employees eligible to receive compensation under the LTIP, and (iii) the business criteria on which the performance goals are based for purposes of Section 162(m).  In addition, our stockholders are voting to approve the Outstanding LTIP Options in order that such options may be exercisable for our Common Stock.  Failure of our stockholders to approve this Proposal Four will require that the Compensation Committee consider other alternatives to provide compensation to its key employees and directors that do not involve the issuance of Common Stock.  However, the Compensation Committee believes the equity compensation is an important element of the compensation package available to our employees and directors and is the primary vehicle through which employees are offered long term incentives aligned to the interests of our stockholders.  Further, if this Proposal Four is not approved, certain awards granted to Covered Employees in future years may not be deductible to the extent they exceed $1,000,000, meaning that we may be limited in our ability to grant awards that are both deductible and satisfy our compensatory objectives.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE LTIP.

PROPOSAL FIVE:

RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011

(Item A, #5 on Proxy Card)

The Board has selected KPMG LLP as the independent auditor of Gasco for the fiscal year ending December 31, 2011, and recommends ratification by the stockholders of such appointment.  KPMG LLP served as the independent auditor of Gasco for the fiscal year ended December 31, 2010. Representatives of KPMG LLP are expected to be present at the annual meeting, and will have an opportunity to make statements regarding Gasco if they desire to do so and will be available to respond to appropriate questions.

The ratification of our Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires our receiving the affirmative vote of the holders of a majority of our Common Stock cast with respect to the proposal. Although ratification is not required, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2011.

AUDIT FEES SUMMARY

Audit fees relate to the quarterly reviews, financial statement and internal control audit, and all other services provided in connection with the statutory and regulatory filings during for fiscal years ended December 31, 2010 and 2009.

The following table summarizes the fees paid to KPMG LLP, which firm has served as our independent registered public accounting firm since September, 2008, for audit services provided during the periods presented.

	For the Year Ended December 31,
	2010	2009

Audit Fees	$396,500	$350,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$396,500	$350,000

The Audit Committee pre-approves all of the fees associated with our audit and tax engagements. If additional non-audit services are identified during the course of the year, these services are presented to the Audit Committee for pre-approval. All fees incurred during the years ended December 31, 2010 and 2009 were approved by the full Audit Committee. The Audit Committee and the Board considered the services listed above to be compatible with maintaining the auditors’ independence.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by the Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such person’s discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

STOCKHOLDERS SHARING THE SAME ADDRESS

We are sending only one copy of our Notice of Internet Availability of Proxy Materials to stockholders who share the same address, unless they have notified us that they want to continue receive multiple copies. This practice, known as “house holding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received householder mailing this year and you would like to have additional copies of the Notice of Internet Availability of Proxy Materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary at Gasco Energy, Inc., 8 Inverness Drive E., Suite 100, Englewood, Colorado 80112 or by phone at 303-483-0044. You may also contact Gasco if you received multiple copies of the Notice of Internet Availability of Proxy Materials and would prefer to receive a single copy in the future.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2012 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2012 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.  In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than 120 days before the anniversary date of these proxy materials, or by February 11, 2012.

However, if the 2012 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary of the 2011 Annual Meeting of Stockholders (before June 20, 2012 or after August 19, 2012), the deadline for submissions is a “reasonable time” before we begin to print and send our proxy materials for the 2012 Annual Meeting of Stockholders.

Alternatively, our bylaws provide that a stockholder may nominate a director or submit a proposal to be considered at the 2012 Annual Meeting of Stockholders without having such nomination or proposal included in our proxy materials.  A stockholder of record entitled to vote at the meeting, who has not had his nomination or proposal included in our proxy materials relating to such meeting may make a nomination for election to the Board or a proposal of business for the 2012 Annual Meeting of Stockholders by delivering proper timely notice in writing to our Corporate Secretary.  To be timely, the notice must be delivered at least 90 days but not more than 120 days prior to the anniversary date of the 2011 Annual Meeting of Stockholders, that is, between March 22, 2012 and April 21, 2012.  However, if the 2012 Annual Meeting of Stockholders is held more than 30 days before or more than 70 days after the anniversary date of the 2011 Annual Meeting of Stockholders, the notice must be delivered (i) no earlier than 120 days before the date of the 2012 Annual Meeting of Stockholders, and (ii) no later than the later of (a) 90 days before the date of the 2012 Annual Meeting of Stockholders and (b) 10 days after the date of the first public announcement of the date of the 2012 Annual Meeting of Stockholders.

In other words, generally, for a stockholder nomination for election to the Board or a proposal of business that has not been included in our proxy materials to be considered at the 2012 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than March 22, 2012 and no later than April 21, 2012.  However, if the 2012 Annual Meeting of Stockholders is held before June 20, 2012 or after September 28, 2012, the notice must be delivered (i) no earlier than 120 days before the date of the 2012 Annual Meeting of Stockholders, and (ii) no later than the later of (a) 90 days before the date of the 2012 Annual Meeting of Stockholders and (b) 10 days after the date of the first public announcement of the date of the 2012 Annual Meeting of Stockholders.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to our Corporate Secretary must include the candidate’s name, contact information, biographical information and qualifications.  The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected.  From time to time, the Nominating Committee may request additional information from the nominee or the stockholder.  For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal.  For additional information about the requirements for director nominations or other business to be brought before an annual meeting, see Article II, Section 14(a)(2) of our bylaws.

Under Rule 14a-4(c) of the Exchange Act, the Board may in certain situations exercise discretionary voting authority under proxies solicited by us with respect to any matter properly presented by a stockholder at the 2012 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement.  If we first receive notice of the matter after 45 days prior to the anniversary date of these proxy materials, or April 26, 2012, and the matter nonetheless is permitted to be presented at the 2012 Annual Meeting of Stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting.  The Board may also exercise discretionary authority if we receive notice of the matter before April 26, 2012, and our proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter; provided however, no discretionary authority will be conferred if the stockholder making the proposal satisfies certain other requirements of Rule 14a-

4(c)(2).  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

Proposals must satisfy the requirements of the proxy rules promulgated by the SEC and contain the specific information required by our bylaws, as then in effect, a copy of which may be obtained by writing to our Corporate Secretary. Upon request, the Corporate Secretary will also provide detailed instructions for submitting proposals or nominations.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2011 ANNUAL MEETING

If you would like to make a nomination for election to the Board or submit a proposal for the 2011 Annual Meeting of Stockholders, you may do so by following the notice procedures set forth in Article II, Section 14(a)(2) of our bylaws, as explained above in “Stockholder Proposals and Nominations for the 2012 Annual Meeting.”  Because the 2011 Annual Meeting of Stockholders will be held more than 30 days before the anniversary date of the 2010 Annual Meeting of Stockholders, notice of such nomination or proposal must be delivered to our Corporate Secretary no later than June 20, 2011.

Under Rule 14a-4(c) of the Exchange Act, if we receive proper notice of a matter to be presented by a stockholder at the 2011 Annual Meeting of Stockholders on or after June 16, 2011, which is after the 45-day period prior to the anniversary date of the proxy materials prepared in connection with the 2010 Annual Meeting, and the matter nonetheless is permitted to be presented at the 2011 Annual Meeting of Stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting.

By Order of the Board of Directors,

/s/ W. King Grant
W. King Grant
June 10, 2011	President and Chief Executive Officer

Appendix A

Gasco Energy, Inc.

2011 Long-Term Incentive Plan

Appendix A - i

Appendix A - ii

GASCO ENERGY, INC.

2011 Long Term Incentive Plan

1.                                       Purpose.  The purpose of the Gasco Energy, Inc. 2011 Long Term Incentive Plan (the “Plan”) is to provide a means through which Gasco Energy, Inc., a Nevada corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company, and its Subsidiaries, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed.  A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.  Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.                                       Definitions.  For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)                                  “Annual Incentive Award” means a conditional right granted to an Eligible Person under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.

(b)                                 “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c)                                  “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof.  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d)                                 “Board” means the Company’s Board of Directors.

(e)                                  “Bonus Stock” means Stock granted as a bonus pursuant to Section 6(f).

Appendix A - 1

(f)                                    “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Colorado are authorized or obligated by law or executive order to close.

(g)                                 “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i)                                     The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act by any Person, of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)                                  Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)                               Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              A complete liquidation or dissolution of the Company.

Appendix A - 2

For purposes of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control for purposes of such Award will mean both a Change in Control and a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of the Nonqualified Deferred Compensation Rules.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)                                     “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member (except to the extent administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(j)                                     “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

(k)                                  “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)                                     “Effective Date” means June 8, 2011.

(m)                               “Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company.  An employee on leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries for purposes of eligibility for participation in this Plan.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o)                                 “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules; or (iv) on the date of a Qualifying Public Offering of Stock, the offering price under such Qualifying Public Offering.

Appendix A - 3

(p)                                 “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(q)                                 “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(r)                                    “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder.

(s)                                  “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(t)                                    “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(i) hereof.

(u)                                 “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(v)                                 “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(w)                               “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(x)                                   “Qualifying Public Offering” means a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

Appendix A - 4

(y)                                 “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation 1.162-27 under Section 162(m) of the Code.

(z)                                   “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aa)                            “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(bb)                          “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(cc)                            “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(dd)                          “Stock” means the Company’s Common Stock, par value $.0001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ee)                            “Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(ff)                                “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3.                                       Administration.

(a)                                  Authority of the Committee.  This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.”  Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock, as applicable Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of

Appendix A - 5

absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to Section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code; (ix) subject to Section 10(f), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.  Subject to Rule 16b-3 and Section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)                                 Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan.  Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify.  The Committee may appoint agents to assist it in administering the Plan.

(c)                                  Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal

Appendix A - 6

counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.                                       Stock Subject to Plan.

(a)                                  Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 21,378,483 shares.  All shares of Stock issued pursuant to the exercise of options granted under the San Joaquin Resources Inc. 1999 Stock Option Plan on or after January 17, 2009 will be issued under this Plan.

(b)                                 Application of Limitation to Grants of Awards.  Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds  the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)                                  Availability of Shares Not Issued under Awards.  Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including shares forfeited with respect to Restricted Stock and shares surrendered or withheld in payment of taxes relating to Awards other than Options and SARs, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.  For purposes of clarity, shares tendered to pay for the exercise or purchase price of an Award, shares withheld for taxes with respect to Options and SARs, and shares repurchased by the Company on the open market will not be available again for Awards under the Plan.

(d)                                 Stock Offered.  The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.                                       Eligibility; Per Person Award Limitations.  Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof or in connection with the severance or retirement of Eligible Persons.  In each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 500,000 shares of Stock, subject to adjustment in a manner

Appendix A - 7

consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $1,500,000.

6.                                       Specific Terms of Awards.

(a)                                  General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award to not so qualify or to accelerate the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(b)                                 Options.  The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)                                     Exercise Price.  Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (1) the par value per share of the Stock and (2) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).  All Options granted with an Exercise Price per share less than the Fair Market Value per share of the Stock as of the date of grant of the Option shall be designed to comply with the Nonqualified Deferred Compensation Rules.

(ii)                                  Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d).  In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

Appendix A - 8

(iii)                               ISOs.  The terms of any ISO granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code.  Except as otherwise provided in Section 9, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.  ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of Section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time.  As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted.  Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)                                  Stock Appreciation Rights.  The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)                                     Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)                                  Rights Related to Options.  An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B).  That Option shall then cease to be exercisable to the extent surrendered.  SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A)                              An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B)                                Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)                                  the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

Appendix A - 9

(2)                                  the number of shares as to which that SAR has been exercised.

(iii)                               Right Without Option.  An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

(A)                              Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

(B)                                Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C)                                Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

(D)                               Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1)                                  the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

(2)                                  the number of shares as to which the SAR has been exercised.

(iv)                              Terms.  Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.  SARs may be either freestanding or in tandem with other Awards.

(d)                                 Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)                                     Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

Appendix A - 10

(ii)                                  Certificates for Stock.  Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii)                               Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules.  Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)                                  Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units, which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to Eligible Persons, subject to the following terms and conditions:

(i)                                     Award and Restrictions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)                                  Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units.

(f)                                    Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory

Appendix A - 11

arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act.  Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.  In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)                                 Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)                                 Other Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company.  The Committee shall determine the terms and conditions of such other Stock-Based Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

7.                                       Certain Provisions Applicable to Awards.

(a)                                  Termination of Employment.  Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

(b)                                 Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or any of its Subsidiaries, or of any business entity to be acquired by the Company or any of its Subsidiaries, or any other right of an Eligible Person to receive payment from the Company or any of its Subsidiaries; provided, however, the

Appendix A - 12

Committee may not provide for the repricing or exchange of underwater Options or SARs for cash consideration or other Awards unless such repricing or exchange receives the approval of a majority of the holders of the Stock.  Such additional, tandem and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.  Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation.  Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(c)                                  Term of Awards.  Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(d)                                 Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Nonqualified Deferred Compensation Rules.  Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control).  Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.  Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made pursuant to the Nonqualified Deferred Compensation Rules.  This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)                                  Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from such Section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be

Appendix A - 13

construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(f)                                    Non-Competition Agreement.  Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

8.                                       Performance and Annual Incentive Awards.

(a)                                  Performance Conditions.  The right of an Eligible Person to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code.

(b)                                 Performance Awards Granted to Designated Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i)                                     Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b).  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.  The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)                                  Business and Individual Performance Criteria

(A)                              Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or

Appendix A - 14

geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards:  (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) finding and development costs; (25) reserve growth; and (26) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(B)                                Individual Performance Criteria.  The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.  If required for compliance with Section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii)                               Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv)                              Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof.  The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v)                                 Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise

Appendix A - 15

to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)                                  Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i)                                     Potential Annual Incentive Awards.  Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards.  The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee.

(ii)                                  Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards.  The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof.  The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(iii)                               Payout of Annual Incentive Awards.  After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (A) the amount of the potential Annual Incentive Award otherwise payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Section 162(m) of the Code.  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

Appendix A - 16

(d)                                 Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under Section 8(b), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to and final settlement of Annual Incentive Awards under Section 8(c) shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code.  The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e)                                  Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to Oersons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder.  Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year.  If any provision of this Plan as in effect on the date of adoption of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.                                       Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)                                  Existence of Plans and Awards.  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.  In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

Appendix A - 17

(b)                                 Subdivision or Consolidation of Shares.  The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)                                     If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) or in the event the Company distributes an extraordinary cash dividend the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)                                  If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)                               Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.  The Committee shall promptly provide each affected Participant with such notice.

(iv)                              Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)                                  Corporate Recapitalization.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an

Appendix A - 18

Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(d)                                 Additional Issuances.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e)                                  Change in Control.  Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(f) (the “Change in Control Price”) of the shares subject to such Grants over the Exercise Price(s) under such Grants for such shares (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the “Total Shares”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) in the case of SARs, if the SARs had been exercised immediately before the occurrence of the Change in Control.

Appendix A - 19

(f)                                    Change in Control Price.  The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows:  (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants.  In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(g)                                 Impact of Corporate Events on Awards Generally.  In the event of changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof.  In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

10.                                 General Provisions.

(a)                                  Transferability.

(i)                                     Permitted Transferees.  The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the

Appendix A - 20

Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder.  Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

(ii)                                  Qualified Domestic Relations Orders.  An Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)                               Other Transfers.  Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)                              Effect of Transfer.  Following the transfer of any Award as contemplated by Sections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)                                 Procedures and Restrictions.  Any Participant desiring to transfer an Award as permitted under Sections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws.  The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under Section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)                              Registration.  To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the

Appendix A - 21

Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)                                 Taxes.  The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c)                                  Changes to this Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.  For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)                                 Limitation on Rights Conferred under Plan.  Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)                                  Unfunded Status of Awards.  This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

Appendix A - 22

(f)                                    Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.  Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g)                                 Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)                                 Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code.  With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to Section 422 of the Code for all purposes of the Plan.

(i)                                     Governing Law.  All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Colorado, without giving effect to any conflict of law provisions thereof, except to the extent Colorado law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)                                     Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.  At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other

Appendix A - 23

Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.  No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)                                  Section 409A of the Code.  In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, the Company generally intends that each such Award will be designed to comply with the Nonqualified Deferred Compensation Rules.

(l)                                     Plan Effective Date and Term.  This Plan was adopted by the Board to be effective June 8, 2011, to the extent approved by the stockholders of the Company at its annual meeting on June 8, 2011.  No Awards may be granted under this Plan on or after June 8, 2021.

Appendix A - 24

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01CDRB 1 U PX + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. PLEASE DATE AND SIGN IN THE BOXES BELOW. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on the proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominees listed in Proposal 1, FOR Proposals 2, 4 and 5, and for the ONE YEAR Option in Proposal 3: For Against Abstain 2. Advisory vote to approve the compensation of the Company’s Named Executive Officers. 4. Approval of the Gasco Energy, Inc. 2011 Long-Term Incentive Plan. For Against Abstain 3. Advisory vote on the frequency (every one, two or three years) with which an advisory vote on the compensation of the Company’s Named Executive Officers should be held: 5. Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. Change of Address — Please print new address below. 01 - Richard J. Burgess 04 - Richard S. Langdon 02 - Charles B. Crowell 05 - John A. Schmit 03 - W. King Grant 06 - Steven D. (Dean) Furbush 1. Election of six (6) Directors to serve on the Board of Directors as nominated below. For Withhold For Withhold For Withhold 6. To transact such other business as may properly come before such meeting or any adjournment(s) thereof. IMPORTANT ANNUAL MEETING INFORMATION 1 Yr 2 Yrs 3 Yrs Abstain 1234 5678 9012 345 1 1 6 9 7 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Mountain Daylight Time, on July 20, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/GSX • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

ANNUAL MEETING PROXY CARD Camille A. Gerard or W. King Grant with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Gasco Energy, Inc. to be held on Wednesday, July 20, 2011 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxy will have authority to vote FOR the nominees listed in Proposal 1, FOR Proposals 2, 4 and 5, and for the ONE YEAR Option in Proposal 3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — GASCO ENERGY, INC. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.